As filed with the Securities and Exchange Commission on  March 7, 2014
Registration No. 333-193725

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment 1 to

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American Brewing Company, Inc.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

2082
(Primary Standard Industrial Classification Code Number)

27-2432263
(IRS Employer Identification No.)

180 West Dayton Street, Warehouse 102, Edmonds, WA 98020
 (Address and telephone number of registrant’s principal executive offices)

Neil Fallon, Chief Executive Officer
American Brewing Company, Inc, 180 West Dayton Street, Warehouse 102, Edmonds, WA 98020
Telephone: 425-774-1717
(Name, address and telephone number of agent for service)

Copies of all communications to:

Bart and Associates LLC
Kenneth Bart, Esq.
8400 East Prentice Avenue, Suite 1500, Greenwood Village, CO 80111
Telephone 720-226-7511
Fax 303-745-1880

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee (1)

Common Stock, par value $0.001 to be sold by the selling Shareholders	4,595,979	$.50	$2,297,989.50	$295.99

Common Stock, par value $0.001 to be sold by the Company	570,000	$.50	$ 285,000.00	$ 36.71

Total	5,165,979	$.50	$2,582,989.50	$332.70
_________________

(1)	Registration Fee has been paid via Fedwire.
(2)	This is the initial offering and no current trading market exists for our common stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.50 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is  March 7, 2014

Prospectus
AMERICAN BREWING COMPANY, INC.
5,165,979 Shares of Common Stock
$0.50 per share
No Minimum

This is the initial offering of Common Stock of American Brewing Company, Inc. (the “Company”) and no public market exists for the securities being offered. American Brewing Company, Inc. is offering for sale a total of 5,165,979 shares of its Common Stock, par value $0.001, on a "self-underwritten", best efforts basis meaning that the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. Of the shares being registered, 4,595,979 are being registered for sale by the selling shareholders, and 570,000 are being registered for sale by the Company.   The aggregate offering price for the shares to be sold by the Company is $285,000, and the net proceeds from the shares to be sold by the Company is $0.50 per share, or $285,000 in aggregate.   The offering is being conducted on a self-underwritten basis, which means its officers and directors will attempt to sell the shares being offered by the Company.  They will not receive any commissions or proceeds from the offering for selling the shares on its behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.50 for the duration of the offering. The selling shareholders will sell their shares at a price per share of $0.50 until the shares are quoted on the Over the Counter Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or in privately negotiated transactions.   The Company will not receive any proceeds from the sale of its common stock by the selling shareholders.   To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market in our common stock.  While the Company plans to have its shares quoted on the OTCBB there is no assurance that its shares will be approved for quotation on the OTCBB or on any other quotation service or exchange.

The shares being offered for sale by the Company will be offered at a fixed price of $0.50 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that funds from the sale of the shares will be immediately available to the Company for use in its business plan.  See "Use of Proceeds" and "Plan of Distribution".   Due to the fact that our selling shareholders are offering significantly more shares than the number of shares to be sold by the Company, we may experience difficulty selling our common stock and raising proceeds from the sale of our common stock.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment.  We have not authorized anyone to provide you with different information.

American Brewing Company, Inc. is an operating company that is currently generating revenue.  However, the company has had recurring losses from operations and our auditors have raised questions about our ability to continue as a going concern.  Any investment in the shares offered herein involves a high degree of risk. One should purchase shares only if one can afford a complete loss of one’s investment.

Due to the fact that this offering is a best efforts offering, we may not receive any proceeds from this offering.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Page No.

SUMMARY OF PROSPECTUS	4

RISK FACTORS	7

FORWARD LOOKING STATEMENTS	18

USE OF PROCEEDS	19

DETERMINATION OF OFFERING PRICE	20

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	20

SELLING SHAREHOLDERS	23

PLAN OF DISTRIBUTION	25

DESCRIPTION OF SECURITIES	28

INTEREST OF NAMED EXPERTS AND COUNSEL	30

DESCRIPTION OF OUR BUSINESS	30

DESCRIPTION OF PROPERTY	35

LEGAL PROCEEDINGS	35

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	35

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	36

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE	41

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	40

EXECUTIVE COMPENSATION	42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	45

INDEMNIFICATION	46

AVAILABLE INFORMATION	47

FINANCIAL STATEMENTS	47

AMERICAN BREWING COMPANY, INC.

SUMMARY OF PROSPECTUS

One should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," the “Company”, “American Brewing Company” and “ABC” refer to American Brewing Company, Inc.

General Information about Our Company

American Brewing Company, Inc. was formed under the laws of the State of Washington on April 26, 2010.  The Company amended its articles of incorporation on October 11, 2011, in order to change its capital structure and authorize 100,000 common shares of Voting Stock and 100,000 shares of Non-Voting Common Stock.  The Company also amended its articles of incorporation on June 25, 2013, in order to change its capital structure, and now has authorized 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, with 250,000 of the Preferred Shares being classified as Series A Preferred Stock.  As part of the recapitalization and amendment to the Company’s articles of incorporation on June 25, 2013, the Company also converted its corporate entity from an “S” Corporation to a “C” Corporation.  The Company is a micro brewing company based out of Edmonds, Washington, and currently has four beers in its portfolio and continues to develop new flavors for distribution to its customers.  The Company has won three major industry awards for its beers and has also received attention from local and national publications.  Currently, the Company sells its products in the states of Washington and North Carolina as well as parts of Canada and Japan.

The Company practices the “Northwest Style” of brewing, which is a style that utilizes generous amounts of hops.  Currently, the Company’s four main beer products are: (1) Flying Monkey Dogfight Pale Ale, (2) Breakaway IPA, (3) American Blonde, and (4) Caboose Oatmeal Stout.

The Company uses only the freshest ingredients during its brewing process, most of which are sourced from the Pacific Northwest.  The ingredients used in all of the products created by American Brewing are handpicked by the Company’s brewer, and are blended in a 24-day process from milling to packaging.  The reason for the almost month-long process is that it provides ample time for the flavors and aromatics to blend properly.  Quality checks are performed during each stage of the process to minimize taste variations between batches.

The Company’s current business plans include continuing to develop and sell its four main products, as well as expanding its product types, packaging and distribution to additional geographic regions in the United States.  The Company derives revenue by way of the sale of its products to consumers, through the use of third party distributors and on site brewery purchases.

The Company is currently working with ten different distributors that distribute our products in Washington, North Carolina , Canada and Japan.  The Company currently has pending distributor relationships in Idaho, Oregon, Michigan, Nevada, New Jersey and Montana.

The Company intends to continue expanding its product line and provide new consistent as well as seasonal products to its customers.  In addition, the Company intends to expand its current geographic customer base and begin distributing its products nationwide.  In order to pursue its strategic objectives, the Company plans to utilize a portion of the proceeds received from this offering, as well as its available cash, cash generated from operations and additional cash as may be raised via equity or debt offerings as may be approved by its Board of Directors.

The administrative office of the Company is located at 180 West Dayton Street, Warehouse 102, Edmonds, WA 98020.  The Company plans to use this office and warehouse space until it requires larger space.  The company fiscal year end is December 31st.  The Company has not been subject to any bankruptcy, receivership or similar proceeding.

The Offering

Following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered	570,000 shares of common stock, par value
by the Company:	$.001, on a best-efforts basis

Securities Being Offered	4,595,979 shares of common stock, par value
by the Selling Shareholders:	$.001, on a best-efforts basis

Offering Price per Share:	$0.50

Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days.

Net Proceeds to Our Company:	$285,000, if all the shares are sold

Use of Proceeds:
The Company intends to use the proceeds received from the sale of its common stock to purchase additional brewing machinery, use as working capital and to fund business operations and expansion of its current brewing facility.

Number of Shares Outstanding
Before the Offering:	12,016,854

Number of Shares Outstanding
After the Offering:	12,586,854, if all the shares are sold

The Company officers, directors and control persons do not intend to purchase any shares in this offering.

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of General and Administrative costs and Professional Fees.

	As of September 30, 2013
Balance Sheet
Total Assets		$787,679
Total Liabilities		$768,315
Stockholder’s Equity		$19,364

	Nine Months Ended September 30, 2013
Statement of Operations
Revenue		$750,606
Cost of Goods Sold		$290,762
Total Operating Expenses		$550,162
Net Loss		$(124,108)

	As of December 31, 2012
Balance Sheet
Total Assets		$608,488
Total Liabilities		$653,516
Stockholder’s Equity (Deficit)		$(45,028)

	Year ended December 31, 2012
Statement of Operations
Revenue		$863,181
Cost of Goods Sold		$253,542
Total Operating Expenses		$754,316
Net Loss		$(173,197)

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the risk factors listed below, together with the information contained in this prospectus, any reports we file with the SEC and the documents referred to herein.  Following are what is believed are all of the material risks involved if one decides to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on October 31.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Because the Company auditors have issued a going concern opinion, there is a substantial uncertainty that it will continue operations in which case one could lose one’s investment.

    The auditors have issued a going concern opinion because of the Company’s recurring losses, negative working capital, stockholder’s deficit and the absence of revenue-generating operations.  This means that there is substantial doubt that it can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about its ability to continue in business.  As such it may have to cease operations and you could lose your entire investment.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $124,108 for the nine month period ended September 30, 2013 and a net loss of $173,197 for the twelve month period ended December 31, 2012.  Because we are yet to attain profitable operations, in their report on our financial statements for the year ended December 31, 2012, our independent auditors included an explanatory paragraph regarding their substantial doubt about our ability to continue as a going concern.  We will continue to experience net operating losses in the foreseeable future.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loan from various financial institutions where possible.  Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.  Our financial statements contain additional note disclosures describing the management’s assessment of our ability to continue as a going concern.

The Company cannot guarantee that it will continue to generate revenues which could result in a total loss of your investment if it is unsuccessful in its business plans.

While the Company has generated revenues during its history, which are reported in the financial statements included in this Prospectus, there can be no assurance that it will continue to generate revenues or that revenues will be sufficient to maintain its business.  As a result, one could lose all of one’s investment if the Company is not successful in its proposed business plans.

Our Officers and Directors have limited public company experience, which could result in their inability to properly manage Company affairs.  The Company’s needs could exceed the amount of time or level of experience they may have.  The Company will be dependent on key executives, and the loss of the services of the current officers and directors could severely impact the Company business operations.  This could result in the loss of one’s entire investment.

 The Company business plan does not provide for the hiring of any additional employees other than outlined in its Plan of Operations until sales will support the expense.  Until that time the responsibility of developing the Company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company will fall upon the two officers and directors.  Further, they have no experience in complying with the various rules and regulations which are required of a public company, and as a result, they may not be able to operate successfully as a public company, even if the Company’s operations are successful.   As of the date of this Prospectus, there are no potential conflicts of interest related to the Company’s officers or directors, and the Company does not believe there will be any future conflicts of interest related to its officers and directors, However, while each of the Company’s officers and directors will use their best judgments to resolve all potential future conflicts, there is no formulated plan to resolve any possible conflict of interest with their other business activities, and we cannot guarantee that any potential conflicts can be avoided.   In the event they are unable to fulfill any aspect of their duties to the Company it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of its business.

The management of future growth will require, among other things, continued development of the Company's financial and management controls and management information systems, stringent control of costs, increased marketing activities, ability to attract and retain qualified management, research and marketing personnel.  The loss of key executives or the failure to hire qualified replacement personnel would compromise the Company’s ability to generate revenues or otherwise have a material adverse effect on the Company.  There can be no assurance that the Company will be able to successfully attract and retain skilled and experienced personnel.

Since the Company has shown a net loss since inception, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if the company is unsuccessful in its business plans.

Based upon current plans, the Company expects to incur operating losses in future periods as it incurs significant expenses associated with the growth of its business.  Further, there is no guarantee that it will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future.  Any such failure could result in the possible closure of its business or force the company to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

Growth and development of operations will depend on the acceptance of the Company’s proposed business.  If the Company’s products are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate future revenues, which would result in a failure of the business and a loss of any investment one makes in the shares.

The acceptance of the Company’s brewing products for its customers is critically important to its success. The Company cannot be certain that the services that it will be offering will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize any revenues. In addition, there are no assurances that if it alters or changes the products it offers in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

If demand for the products the Company plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment.

Demand for products which it intends to sell depends on many factors, including:

•	the number of customers the Company is able to attract and retain over time.

•	the economy, and in periods of rapidly declining economic conditions, customers may defer products such as ours in order to pay secured debts or debts that must be paid in order to remain solvent.

•	the competitive environment in the micro-brewery market may force it to reduce prices below its desired pricing level or increase promotional spending.

•	the ability to anticipate changes in consumer preferences and to meet customers’ needs in a timely cost effective manner.

For the long term, demand for the products it plans to offer may be affected by:

•	the ability to establish, maintain and eventually grow market share in a competitive environment.

•
delivery of its information globally, geopolitical changes, changes in liquor regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

All of these factors could result in immediate and longer term declines in the demand for the products it plans to offer, which could adversely affect its sales, cash flows and overall financial condition.  An investor could lose his or her entire investment as a result.

Limited management resources; the Company will be dependent on key executives; the loss of the services of the current officers and directors could severely impact the Company business operations and future development, which could result in a loss of revenues and one’s ability to ever sell any Shares one purchases in this Offering.

The Company is relying on a small number of key individuals to implement its business and operations and, in particular, the professional expertise and services of Mr. Neil Fallon, its Director and Chief Executive Officer, and Ms. Julie Anderson, its Director and Vice President.  Accordingly, the Company may not have sufficient managerial resources to successfully manage the increased business activity envisioned by its business strategy.  In addition, the Company's future success depends in large part on the continued service of Mr. Neil Fallon and Ms. Julie Anderson.  The Company has not entered into any employment agreements with these individuals.  If either of these persons choose not to serve as officers or if they are unable to perform their duties, this could have an adverse effect on Company business operations, financial condition and operating results if it is unable to replace them with other individuals qualified to develop and market its business.  The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any Shares you purchase in this Offering as well as the complete loss of your investment.

The Company’s industry requires attracting and retaining talented employees, and the inability to retain such talented employees could result in the loss of your investment.

Success in the microbrew industry does and will continue to require the acquisition and retention of highly talented and experienced individuals.  Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand.  There is no guarantee that we will be able to attract and maintain access to such individuals.  If we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

Speculative nature of our business could result in unpredictable results and a loss of your investment.

The micro brewery and beer brewing industry is extremely competitive and the commercial success of any product is often dependent on factors beyond our control, including but not limited to market acceptance and retailers' prominently shelving and selling our products.  We may experience substantial cost overruns in manufacturing and marketing our products, and may not have sufficient capital to successfully complete any of our projects.  We may also incur uninsured losses for liabilities which arise in the ordinary course of business in the manufacturing industry, or which are unforeseen, including but not limited to trademark infringement, product liability, and employment liability.

Competition that the Company faces is varied and strong.

The Company’s products and industry as a whole are subject to extreme competition.  There is no guarantee that we can sustain our market position or expand our business.  We anticipate that the intensity of competition in the future will increase.

We compete with a number of entities in providing products to our customers.  Such competitor entities include: (1) a variety of large nationwide corporations, including but not limited to public entities and companies that have established loyal customer bases over several decades; (2) local breweries and microbreweries that have the same or a similar business plan as we do; and (3) a variety of other local and national breweries and with which we either currently or may, in the future, compete.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have.  As a result, these competitors may have greater credibility with both existing and potential customers.  They also may be able to offer more competitive products and services and more aggressively promote and sell their products.  Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Additionally, our third party providers themselves are subject to the intensely competitive market.  We rely on such providers for underlying services and products that enable and/or facilitate the creation of our products.  Competition or grain shortages may affect our suppliers’ ability to innovate and to continue existing product and service offerings, which could result in the loss of your entire investment.

Dependence on general economic conditions.

The success of the Company depends, to a large extent, on certain economic factors that are beyond its control.  Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond the Company’s control may have an adverse effect on the Company’s ability to sell its products and to collect sums due and owing to it.

Changes in consumer preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition.

Our success depends, in part, upon the popularity of our products and our ability to organically develop new brands or acquire the licensing or distribution rights to existing brands that appeal to consumers.  Shifts in consumer preferences away from our products, our inability to develop new products that appeal to consumers, or changes in our product mix that eliminate items popular with some consumers could harm our business.  Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income.  Accordingly, we may experience declines in revenue during economic downturns or during periods of uncertainty.  Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

The Company may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows.  If the Company cannot successfully implement its business strategy, it could result in the loss of your investment.

Successful implementation of its business strategy depends on factors specific to the liquor industry and micro-breweries specifically, and the state of the financial industry and numerous other factors that may be beyond its control.  Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

•	The competitive environment in the micro-brew industry that may force us to reduce prices below the optimal pricing level or increase promotional spending;
•	Its ability to anticipate changes in consumer preferences and to meet customers’ needs for our products in a timely cost effective manner; and
•	Its ability to establish, maintain and eventually grow market share in a competitive environment.

There are no substantial barriers to entry into the industry and because the company does not currently have any copyright protection for the products it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit the Company proposed sales and revenues.  If the Company cannot generate sales and revenues, it could result in the loss of your investment.

Since it has no copyright protection, unauthorized persons may attempt to copy aspects of its business, including its product design or functionality, services or marketing materials. Any encroachment upon the Company corporate information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company's proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business.  Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce the company intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations.  As a result, an investor could lose his or her entire investment.

Failure of third-party distributors upon which we rely could adversely affect our business and result in the loss of your investment.

Like most craft brewers, the Company relies heavily on third party distributors for the sale of their products to retailers.  The loss of a significant distributor could have a material adverse effect on the Company’s business, financial condition and results of operations.  The Company’s distributors often represent competing specialty beer brands, as well as national beer brands, and are to varying degrees influenced by their continued business relationships with other brewers.  The Company’s independent distributors may be influenced by a large brewer if they rely on that brewer for a significant portion of their sales.  While we believe that the relationships between the Company and its distributors are generally good, many of these relationships are relatively new and untested and there can be no assurance that the Company’s distributors will continue to effectively market and distribute the Company’s beer.  The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on the business, financial condition and results of operations of the Company.  Furthermore, no assurance can be given that the Company will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

Limited Market; geographic concentration.

The Company primarily sells its products through ten different distributors across Washington, North Carolina and Canada with distributor relationships pending in Idaho, Oregon, Michigan, Nevada, New Jersey and Montana.  There is no assurance that the Company’s brands will be as widely accepted, or that consumers in new geographic markets will be receptive to the Company’s products.  Management believes that Washington, North Carolina and Canada are likely to continue to be the largest market for its brands, and that regional identification may assist the Company’s competitors in other regions.  Penetration of other regional markets is an important element of the Company’s expansion plan, and failure to accomplish this objective will hinder the success of the expansion plan and could have a material adverse impact on the Company’s business, financial condition, and results of operations.

The Company depends on a limited number of suppliers; cost and availability of raw materials.

The Company relies upon a limited number of suppliers for raw materials used to make and package the Company’s beer, including, but not limited to, providers of hops, grains and other products necessary for us to manufacture our product..  The Company’s success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements.  The price and availability of these materials are subject to market conditions.  Increases in the price of our products due to the increase in the cost of raw materials could have a negative effect on our business.

Although to date the Company has been able to obtain adequate supplies of these ingredients and other raw materials in a timely manner from existing sources, if the Company was unable to obtain sufficient quantities or other raw materials, delays or reductions in product shipments could occur which would have a material adverse effect on the business, financial condition and results of operations of the Company.  The costs of grains and hops are volatile and unpredictable.  As with most agricultural products, the supply and price of raw materials used to produce the Company’s beer can be affected by a number of factors beyond the Company’s control, such as frosts, droughts, other weather conditions, economic factors affecting growing decisions, and various plant diseases and pests.  If any of the foregoing were to occur, no assurance can be given that such condition would not have a material adverse effect on the business, financial condition and results of operations of the Company.  In addition, the results of operations of the Company are dependent upon its ability to accurately forecast its requirements of raw materials.  Any failure by the Company to accurately forecast its demand for raw materials could result in an inability to meet higher than anticipated demand for products or producing excess inventory, either of which may adversely affect results of operations of the Company.

While the Company believes that its relations with its suppliers are good, there can be no assurance that these suppliers will be able or willing to supply the Company with materials at the current pricing levels, or at all, or that it will be successful in engaging alternative suppliers on commercially reasonable terms which meet the quality or pricing levels currently experienced by the Company.  As a result, should the Company’s costs increase and if those increases are unable to be passed on to its customers, our business, financial condition, and results of operations and cash flows may be materially adversely impacted, which could result in the loss of your entire investment.

Seasonality; fluctuations of quarterly results of operations; dependence on sales in key peak demand periods.

The Company’s business is subject to substantial seasonal fluctuations.  Historically, a significant portion of the Company's net sales and net earnings have been realized during the period from April through December, and levels of net sales and net earnings have generally been significantly lower during the period from January through March.  The Company believes that this is the general pattern associated with other beverage distributors with which it competes.  Accordingly, the Company's operating results may vary significantly from quarter to quarter.  The Company reported an operating loss for the nine months ended September 30, 2013.  The Company's operating results for any particular quarter are not necessarily indicative of any other results.  If for any reason the Company's sales were to be substantially below seasonal norms, the Company's annual revenues and earnings could be materially and adversely affected.

Product Concentration; dependence on new product introductions.

We are currently dependent on four main beer products, our Flying Monkey Dogfight Pale Ale, Breakaway IPA, American Blonde, and Caboose Oatmeal Stout, to generate revenues.  While we anticipate expanding our product offerings, we expect that these products will continue to account for a large portion of our revenues for the foreseeable future.  Therefore, the Company’s future operating results, particularly in the near term, are significantly dependent upon the continued market acceptance of these beer products.  There can be no assurance that the Company's beer products will continue to achieve market acceptance.  Initial sales for a new alcoholic beverage product may be caused by the interest of distributors and retailers to have the latest product on hand for potential future sale to consumers.  As a result, initial stocking orders for, or sales of, a newly introduced alcoholic beverage product may not be indicative of market acceptance and long term consumer demand.  A decline in the demand for any of the Company's beers as a result of competition, changes in consumer tastes and preferences, government regulation or other factors would have a material adverse effect on the Company's business, operating results and financial condition.  In addition, there can be no assurance that the Company will be successful in importing, developing, managing, introducing and marketing additional new alcoholic beverage products that will sustain sales growth in the future.

Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers of our necessary ingredients and to coordinate those suppliers, all subject to many unpredictable factors.

We may not be able to identify and maintain the necessary relationships with suppliers of product and services as planned.  Delays or failures in deliveries could materially and adversely affect our growth strategy and expected results.  As we supply more customers, our rate of expansion relative to the size of such customer base will decline. In addition, one of our biggest challenges is securing an adequate supply of suitable product.  Competition for product is intense, and commodities costs subject to price volatility.

Our ability to execute our business plan also depends on other factors, including:

•	there is no guarantee that we will enter into definitive agreements with distributors and on acceptable terms;
•	hiring and training qualified personnel in local markets;
•	managing marketing and development costs at affordable levels;
•	cost and availability of labor;
•	the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards; and
•	securing required governmental approvals in a timely manner when necessary.

We lack sales, marketing and distribution capabilities and depend on third parties to market our products.

We have minimal personnel dedicated solely to sales and marketing of our products and therefore we must rely primarily upon third party distributors to market and sell our products.  These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our products that we require.  We also rely upon third party carriers to distribute and deliver our products.  As such, our deliveries are to a certain extent out of our control.  If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available.  If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

The manufacture and sale of alcoholic beverages is regulated by federal and state law; taxation.

The manufacture and sale of alcoholic beverages is a business that is highly regulated and taxed at the federal, state and local levels.  The Company’s operations may be subject to more restrictive regulations and increased taxation by federal, state and local governmental agencies than are those of non-alcohol related businesses.  For instance, operation of the Company’s breweries requires various federal, state and local licenses, permits and approvals.  The loss or revocation of any existing licenses, permits or approvals, failure to obtain any additional or new licenses, permits or approvals or the failure to obtain approval for the transfer of any existing permits or licenses could have a material adverse effect on the ability of the Company to conduct its business.  Certain states have laws restricting or forbidding a combined pub and brewery.  Furthermore, U.S. Treasury Department, Bureau of Alcohol, Tobacco and Firearms ("BATF") regulations prohibit, among other things, the payment of beer slotting allowances to retailers. These regulations have the effect of preventing competitors with greater financial resources from excluding smaller brewers from retailers.  Any repeal or substantial modification of these regulations or the enactment of any new legislation or regulations, could have a material adverse effect on the business, financial condition and results of operations of the Company.

The distribution of alcohol-based beverages is also subject to extensive federal and state taxation.  Our operations may be subject to increased taxation as compared with those of non-alcohol related businesses.  In such event, we have to raise prices on our products in order to maintain profit margins.  The effect of such an increase could negatively impact our sales or profitability.

We face various operating hazards, which if not addressed correctly, could result in the reduction of our operations and the loss of your investment.

The Company’s operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging.  The Company’s products are not pasteurized.  While the Company has never experienced a contamination problem in their products, the occurrence of such a problem could result in a costly product recall and serious damage to the reputation of the Company for product quality.  The Company’s operations also subject employees and others to certain injury and liability risks normally associated with the operation and possible malfunction of brewing and other equipment.  Although the Company maintains insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that the Company’s insurance will be adequate to fully cover any incidents of product contamination or injuries resulting from brewery operations.  We cannot assure you that we will be able to continue to maintain insurance with adequate coverage for liabilities or risks arising from our business operations on acceptable terms.  Even if the insurance is adequate, insurance premiums could increase significantly which could result in higher costs to us.

Litigation and publicity concerning product quality, health and other issues, which can result in liabilities and also cause customers to avoid our products, could adversely affect our results of operations, business and financial condition.

Beverage and food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food and beverage quality, illness, injury or other health concerns or operating issues stemming from consumption of products.  Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result.  Further, any litigation may cause our key employees to expend resources and time normally devoted to the operations of our business.

The alcohol-based beverage industry also faces the possibility of class action or other similar litigation alleging that the continued excessive use or abuse of alcohol-based beverages has caused death or serious health problems.  It is also possible that federal or state governments could assert that the use of alcohol-based beverages has significantly increased that portion of health care costs paid for by the government.  Litigation or assertions of this type have adversely affected companies in the tobacco industry.  It is possible, however, that our suppliers could be named in litigation of this type which could have a negative impact on their business and, in turn, could also have a significant negative impact on our business.

RISKS ASSOCIATED WITH THIS OFFERING:

The Offering Price of the Company Shares is arbitrary, so there is no guarantee that the price at which you have purchased your shares will remain the same.  A significant decrease in the price of our shares could result in the loss of your investment.

The offering price of the company shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.

Our Selling Stockholders are selling a significantly greater number of shares than the Company itself, which could increase the difficulty of selling our common stock.

Due to the fact that our selling shareholders are selling a much larger number of shares than the Company itself as part of this offering, we may encounter difficulties in selling our common stock.  If we are unable to sell our common stock pursuant to this offering, it will negatively impact our ability to raise proceeds from this offering and could result in the loss of your entire investment.

The trading in the Company shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”   The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares.  Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

The Company is selling this offering without an underwriter and may be unable to sell any shares.  Unless it is successful in selling a number of the shares, it may have to seek alternative financing to implement its business plans and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, it is not going to engage the services of an underwriter to sell the shares being offered by the Company; it is  intended to sell them through its officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that they will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering, which could result in the loss of your investment.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB), however, there is no guarantee that a trading market will ever develop.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. The Company cannot guarantee that our application will be accepted or approved or that its stock will be quoted for sale.  As of the date of this filing, there have been no discussions or understandings between American Brewing Company, Inc. or anyone acting on its behalf with any market maker regarding participation in a future trading market for its securities.  If no market is ever developed for our common stock, it will be difficult or impossible for you to sell any shares you purchase in this offering.  In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.  In addition, if the Company fails to have its common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares, which could affect the overall monetary value of your shares.  If the value of your shares significantly decreases, you could lose your investment.

Any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.50 you pay for them.  Upon completion of the offering, the pro forma net tangible book value of your shares will be $.081 per share, $0.419 less than what you paid for them.

There is no guarantee all of the funds raised by the sale of shares being offered by the Company will be used as outlined in this prospectus, which could result in the Company receiving no funds or an amount of funds that will be insufficient to engage in revenue-generating operations.  If the Company cannot operate in a way that results in the generation of revenue, it may have to abandon its business plans, which could result in the loss of your investment.

The Company has committed to use the proceeds to the Company that are raised in this offering for the uses set forth in the “Use of Proceeds” section.  However, certain factors beyond its control, such as increases in third party vendor costs, increases in the costs of the approval process for our future products, increases in products that we are required to purchase in order to manufacture our products as well as increases in United States and international regulatory fees for public companies, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes.  The only feasible alternatives to these increases would be for the Company to find less expensive vendors, marketers and distributors, and there is no guarantee that less expensive alternatives would exist.  The failure of the Company management to use these funds effectively could result in unfavorable returns.  This could have a significant adverse effect on its financial condition and could cause the price of its common stock to decline.  Further, because there is no minimum offering amount as part of this offering, we may not receive any funds, or the funds we receive may be insufficient to continue as a Company.  If the funds we receive are insufficient to operate in a way that would result in revenue generation, we could go out of business and you could lose your entire investment.

The company officers and directors will continue to exercise significant control over our operations, which means as a minority stockholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.  If you are not able to resell any shares that you purchase in this offering, it may result in the loss of your investment.

Following completion of this Offering, the existing members of the Board of Directors and management of the Company will own 59.0% of the Common Stock and 100% of the Series A Preferred Stock outstanding.   Neil Fallon, our Chief Executive Officer and Director, owns 5,689,639 common shares and 225,000 preferred shares, which carry voting rights of 500 common shares for every 1 preferred share held, giving Neil Fallon total voting power of 118,189,639 common shares.  Julie Anderson, our Vice President and Director, owns 1,731,236 common shares and 25,000 preferred shares, which carry voting rights of 500 common shares for every 1 preferred share held, giving Julie Anderson aggregate voting power of 14,231,236 common shares.  The combined voting power of our Board of Directors, consisting of Neil Fallon and Julie Anderson, is greater than 100% of the outstanding shares of the Company.     Accordingly, our executive officers and directors will continue to have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your Shares.  Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

The Company may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.

Although the Company presently has no intention to do so without stockholder approval, which may be obtained solely through the votes of its management and board of directors, the Board may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.  Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of Preferred Stock in accordance with such provision may delay or prevent a change of control of the Company.  The Board of Directors also may declare a dividend on any outstanding shares of Preferred Stock.  All outstanding shares of Preferred Stock are fully paid and non-assessable.

We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

We have not declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because our common stock is not registered under the exchange act, we will not be subject to the federal proxy rules and our directors, executive offices and 10% beneficial holders will not be subject to section 16 of the exchange act. in addition, our reporting obligations under section 15(d) of the exchange act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of   March 7, 2014 , we have less than 40 shareholders of record).   As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.   The Company does not intend to cease providing periodic reports regardless if we have fewer than 300 shareholders of record after the first year of the effectiveness of this Registration Statement.  Additionally, the Company plans to hold annual meetings for its shareholders.  Due to the fact that the Company’s management holds sufficient voting power to effect all substantial transactions, shareholder approval will be received for all acts requiring shareholder approval by the votes of management only.  The Company shall disclose all events requiring shareholder approval, but will not require approval from any shareholders other than its current management and board of directors to effect any such events or transactions.   This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Although we expect to apply for quotation on the OTC bulletin board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following this registration statement on Form S-1 being declared effective and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If our application is rejected, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company’s financial condition, results of operations or future prospects
•	the Company’s business and growth strategies
•	the Company’s financing plans and forecasts
•	the factors that we expect to contribute to our success and the Company’s ability to be successful in the future
•	the Company’s business model and strategy for realizing positive results when sales begin
•	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;
•	expenses
•	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results
•	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects
•	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared
•	the impact of new accounting pronouncements on its financial statements
•	that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months
•	the Company’s market risk exposure and efforts to minimize risk
•	development opportunities and its ability to successfully take advantage of such opportunities
•	regulations, including anticipated taxes, tax credits or tax refunds expected
•
the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements

•	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation
•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company’s inability to raise additional funds to support operations if required
•	the Company’s inability to effectively manage its growth
•	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments
•	the Company’s inability to successfully compete against existing and future competitors
•	the effects of intense competition that exists in our industry
•	the economic downturn and its effect on consumer spending
•
the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business or lack of growth in our business, may result in significant write-downs or impairments in future periods

•	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters
•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and
•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

USE OF PROCEEDS

This section relates to the sale of common stock by the Company only.   If all the shares being offered by the Company are sold the proceeds from this offering will be $285,000. The proceeds from this offering are expected to be used in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to the Company:	$285,000

Brewing Machinery	$100,000
Business Expansion	$100,000
Accounting, Auditing and Legal	$17,000
Working Capital	$68,000

Business expansion refers to activities related to sales and marketing, administration, logistics, branding, messaging, etc. Some examples of these would include what product types will be available (22oz bottles, 12oz cans, ½ bbl kegs, 1/6bbl kegs, etc) and also where these product types will be distributed. Each state has its own set of regulations to follow as does each country. The decisions related to how the company grows from a business viewpoint are different than the physical components needed to make beer.

Our business expansion plans have already begun as of the date of this prospectus. We have installed a new cold storage box. Our new chiller has been delivered. The coolfit piping has been delivered and is being installed now. The coil for the cold storage box arrived during the first week of March 2014. Also, in March 2014 3 new tanks (1 - 60bbl brite and 2 - 60bbl fermentors) are being delivered and will be replacing the old tanks. The term “bbl” is defined as one barrel of beer.  The boiler has been paid for and is scheduled to be shipped to the Company on March 14, 2014. The remodel of the tasting room is awaiting permits and the Company anticipates receiving them by the middle of March 2014. The Company has already purchased the convection microwave oven. The new brew house has been ordered and 50% of the purchase price has been paid. It is due to arrive in the middle of May 2014. The remodel of the tasting room must be completed prior to the delivery of the new Brew House.

With regard to the expanded product line, we have paid for the design and the production of our first 12oz cans. 56,016 cans are currently held in the Company’s warehouse, waiting for the expansion to be closer to completion, so they can be filled and delivered to customers. Our second can style is in design now and the Company expects to be provided with the finished design by the end of March 2014. We have also released a new beer style, our RyePA. It has tested well and is in demand. We will likely add this to our core offerings, based on additional market and customer feedback.

With regard to expanding the Company’s geographic customer base, the Company is waiting to see the effect the brewery additions and product additions will have on our current customer base. If the Company has excess capacity at that point, then it will consider the additions of Idaho, Western Montana and Oregon. Prior to expanding to the new states, the Company will increase its customer base in Canada and send more product types to North Carolina. The Company is in the design phase with Moxie Sozo to develop storylines for our brands, company messaging and positioning, as well as a new website and a possible rebranding of the company logo, all of which is to be paid for out of the proceeds of the raise, and is included in the heading “Business Expansion”.  The purpose of this expansion is to install the proper foundational infrastructure upon which to embark on this geographical expansion in a logical, methodical way.

Brewing Machinery relates to the physical equipment and infrastructure necessary to make beer. Examples of this are the brew house, chiller, boiler, brite tanks, fermentations tanks, a laboratory, coolfit piping, bottling equipment, canning equipment, and warehouses.  We are using the term brewing equipment to refer to expansion and upgrading of the equipment in our current facility by a quantified amount.  As an example of the brewing machinery to be purchased, the Company is upgrading the brew house from a 15bbl direct fire system to a 30bbl steam system. This will have many advantageous effects on our production abilities and costs.

In the event that the Company sells 25%, 50% or $75% of the shares being offered by the Company, it expects to disburse the net proceeds as follows:

	25%	50%	75%

Proceeds to the Company:	$71,250	$142,500	$213,750

Brewing Machinery	$25,000	$50,000	$50,000
Business Expansion	$25,000	$50,000	$100,000
Accounting, Auditing & Legal	$17,000	$17,000	$17,000
Working Capital	$4,250	$25,500	$46,750

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

DETERMINATION OF OFFERING PRICE

The offering price of $0.50 per share has been determined arbitrarily by the Directors of the company.  The price does not bear any relationship to the company assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price the board took into consideration our capital structure and the amount of money it would need to implement the Company business plans.  Accordingly, the offering price should not be considered an indication of the actual value of its securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2013, the net tangible book value of the Company shares was $19,364.  As of the date of this prospectus, the pro forma net tangible book value of the Company shares is $734,364 due to the Company having received proceeds of $715,000 from its Regulation D, Rule 506 offering, or approximately $0.061 per share, based upon 12,016,854 shares outstanding.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of all the shares being offered by the Company and receipt of the total proceeds of $285,000, the pro forma net tangible book value of the 12,586,854 shares to be outstanding will be $1,019,364, or approximately $.081 per Share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders ( 12,016,854 shares) will be increased by an average of $.02 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $.50 per Share) of $.419 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.081 per share, reflecting an immediate reduction in the $.50 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 95% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 5% of the total number of shares then outstanding, for which they will have made a cash investment of $285,000, or $.50 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Seventy-Five Percent (75%) of the shares being offered by the Company and receipt of the total proceeds of $213,750, the pro forma net tangible book value of the 12,444,354 shares to be outstanding will be $948,114, or approximately $.076 per Share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders ( 12,016,854 shares) will be increased by an average of $.015 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $.50 per Share) of $.424 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.076 per share, reflecting an immediate reduction in the $.50 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 96% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 4% of the total number of shares then outstanding, for which they will have made a cash investment of $213,750, or $.50 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Fifty Percent (50%) of the shares being offered by the Company and receipt of the total proceeds of $142,500, the pro forma net tangible book value of the 12,301,854 shares to be outstanding will be $876,864, or approximately $.071 per Share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders ( 12,016,854 shares) will be increased by an average of $.01 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $.50 per Share) of $.429 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.071 per share, reflecting an immediate reduction in the $.50 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 97.6% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 2.4% of the total number of shares then outstanding, for which they will have made a cash investment of $142,500, or $.50 per Share.

Upon completion of this offering, but without taking into account any change in the pro forma net tangible book value after completion of this offering other than that resulting from the sale of Twenty-Five Percent (25%) of the shares being offered by the Company and receipt of the total proceeds of $71,250, the pro forma net tangible book value of the 12,159,354 shares to be outstanding will be $805,614, or approximately $.066 per Share.  Accordingly, the pro forma net tangible book value of the shares held by the existing stockholders ( 12,016,854 shares) will be increased by an average of $.005 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the pro forma net tangible book value per share from the offering price of $.50 per Share) of $.434 per share. As a result, after completion of the offering, the pro forma net tangible book value of the shares held by purchasers in this offering would be $.066 per share, reflecting an immediate reduction in the $.50 price per share they paid for their shares.

After completion of the offering, the existing stockholders will own 99% of the total number of shares then outstanding.  Upon completion of the offering, the purchasers of the shares offered hereby will own 1% of the total number of shares then outstanding, for which they will have made a cash investment of $71,250, or $.50 per Share.

The following tables illustrate the per share dilution to the new investors if 100%, 75%, 50% and 25% of the shares listed in this offering are sold and does not give any effect to the results of any operations subsequent to September 30, 2013:

	100%	75%	50%	25%

Public Offering Price per Share	$ .50	$.50	$.50	$.50
Pro forma Net Tangible Book Value Prior to this Offering	$ .061	$.061	$.061	$.061
Pro forma Net Tangible Book Value After this Offering	$ .081	$.076	$.071	$.066
Increase in Pro forma Net Tangible Book Value per
Share Attributable to cash payments from purchasers
of the shares offered	$ .02	$.015	$.01	$.005
Immediate Dilution per Share to New Investors	$ .419	$.424	$.429	$.434

The following tables summarize the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering if 100%, 75%, 50% and 25% of the shares are sold:

If 100% of the shares are sold:
	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$ .50	570,000	5%	$285,000

If 75% of the shares are sold:
	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$ .50	427,500	4%	$213,750

If 50% of the shares are sold:
	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$ .50	285,000	2.4%	$142,500

If 25% of the shares are sold:
	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
Investors in
This Offering	$ .50	142,500	1%	$71,250

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold.  None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.  Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. The selling security holders are under no obligation to sell all or any portion of the shares listed below.

Acquisition of Shares by Selling Shareholders

On November 11, 2010, the Company issued 0.9 nonvoting shares to Mark Meath.  On October 11, 2011, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Mark Meath 900 nonvoting shares as part of the recapitalization and stock exchange.  On June 25, 2013, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Mark Meath 720,000 shares of common stock as part of the recapitalization and stock exchange.  Mark Meath also acquired an additional 54,479 shares pursuant to a debt conversion of $27,239.70, including accrued interest, at a price of $0.50 per share.

On January 24, 2012, the Company issued 205 nonvoting shares to Steve Erickson.  On June 25, 2013, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Steve Erickson 160,000 shares of common stock as part of the recapitalization and stock exchange.

On September 17, 2013, the Company issued 990,000 shares of common stock, and granted warrants to purchase an additional 1 million shares of common stock to NUWA Group, LLC at an exercise price of $1.00 per share of which 0 warrants have been exercised, pursuant to a Funding Agreement dated May 15, 2013.  On January 6, 2014, the Company issued 200,000 shares to DALA, LLC at a price of $0.50 per share as payment for internet, social media, marketing and ecommerce services.  DALA, LLC also acquired 200,000 shares as part of the Regulation D, Rule 506 offering.  On January 6, 2014, the Company issued 375,000 shares to GRQ Consultants, Inc. at a price of $0.50 per share as payment for management, business advisory and public relations services.  On January 2, 2014, the Company issued 25,000 shares to Palladium Capital Advisors at a price of $0.50 per share as payment for services related to strategic business advice.  On January 6, 2014, the Company issued 50,000 shares to Stetson Capital Investments, Inc. at a price of $0.50 per share as payment for consulting services related to management consulting, business advisory and public relations.  On February 21, 2014, the Company issued an additional 150,000 common shares to Stetson Capital Investments, Inc. at a price of $0.50 per share as payment for additional management, business advisory and public relations services.  On January 6, 2014, the Company issued 50,000 shares to Verge Consulting, LLC at a price of $0.50 per share as payment for services related to management, consulting, business advisory and public relations.  On February 13, 2014, the Company issued an additional 150,000 common shares to Verge Consulting, LLC  at a price of $0.50 per share as payment for additional management, business advisory and public relations services.  On January 24, 2014, the Company issued 200,000 shares to Melechdavid, Inc. at a price of $0.50 per share as payment for services related to management consulting and business advisory services.  On December 31, 2013, the Company issued 3,500 shares to Cara Chidley at a price of $0.50 per share as employee bonus compensation.  On December 31, 2013, the Company issued 5,000 shares to Amanda Johnson at a price of $0.50 per share as employee bonus compensation.  On December 31, 2013, the Company issued 5,000 shares to Skip Madsen at a price of $0.50 per share as employee bonus compensation.  On December 31, 2013, the Company issued 5,000 shares to Dan Payson at a price of $0.50 per share as employee bonus compensation.  On December 31, 2013, the Company issued 5,000 shares to Nathan Shier at a price of $0.50 per share as employee bonus compensation.  On December 31, 2013, the Company issued 5,000 shares to Ryan Waterman at a price of $0.50 per share as employee bonus compensation.  On December 31, 2013, the Company issued 3,000 shares to Simon Majumdar at a price of $0.50 per share as compensation for services related to the marketing of the Company’s products.   On December 31, 2013, the Company issued 3,000 shares to Brian Meredith at a price of $0.50 per share as compensation for services related to the branding, marketing and label design for our products.   On December 31, 2013, the Company issued 5,000 shares to Mike Ryman at a price of $0.50 per share as compensation for services related to community outreach and volunteer work in our brewery.   On December 31, 2013, the Company issued 2,000 shares to Patti Youngbluth at a price of $0.50 per share as compensation for marketing services.

Such other shareholders listed below include the holders of shares sold in a Regulation D, Rule 506 offering of up to 2,000,000 common shares completed on January 24, 2014 at an offering price of $0.50 per share, which resulted in total proceeds of $715,000 and a sale of 1,430,000 shares in aggregate.   Pursuant to the offering, there was a minimum investment amount of $10,000, or 20,000 shares.

There are no registration rights agreements or other arrangements in connection with any of the above listed transactions.

Name (1)	Shares Beneficially Owned Prior to Offering	Shares to be Offered (2)	Shares Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Alpha Capital Anstalt (12)	400,000	400,000	0	0
Aran Asset Management SA(3)	20,000	20,000	0	0
Biley, Stephen	20,000	20,000	0	0
Donald Boyd	20,000	20,000	0	0
B-Way Investors, LLC(4)	20,000	20,000	0	0
Cape Sebastian Consulting, LLC(5)	20,000	20,000	0	0
Chidley, Cara	3,500	3,500	0	0
DALA, LLC(6)	400,000	400,000	0	0
Erickson, Steve	160,000	160,000	0	0
GRQ Consultants, Inc.(7)	375,000	375,000	0	0
Haney, Barr	20,000	20,000	0	0
Honig, Barry	400,000	400,000	0	0
Johnson, Amanda	5,000	5,000	0	0
Madsen, Skip	5,000	5,000	0	0
Majumdar, Simon	3,000	3,000	0	0
Meath, Mark	774,479	774,479	0	0
Melechdavid, Inc.(11)	200,000	200,000	0	0
Melechdavid, Inc. Retirement Plan (11)	200,000	200,000	0	0
Meredith, Brian	3,000	3,000	0	0
Naples, Robert and Elizabeth	50,000	50,000	0	0
Nelson, James E	20,000	20,000	0	0
NUWA Group, LLC(13)	1,990,000	990,000	0	0
Palladium Capital Advisors, LLC(8)	25,000	25,000	0	0
Payson, Dan	5,000	5,000	0	0
Pendola, Glenn and Denise	20,000	20,000	0	0
Ryman, Mike	5,000	5,000	0	0
Shier, Nathan	5,000	5,000	0	0
Stetson Capital Investments, Inc.(9)	200,000	200,000	0	0
Verge Consulting, LLC(10)	200,000	200,000	0	0
Vitale, Aaron	20,000	20,000	0	0
Waterman, Ryan	5,000	5,000	0	0
Youngbluth, Patti	2,000	2,000	0	0

___________________

(1)
All shares are owned of record and beneficially unless otherwise indicated.  Beneficial ownership information for the selling stockholders is provided as of   March 7, 2014, based upon information provided by the selling shareholders or otherwise known to us

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3)	Aran Asset Management SA is controlled by Michael C. Thalmann.

(4)	B-Way Investors, LLC is controlled by John R. Till.

(5).	Cape Sebastian Consulting is controlled by Richard Bosch

(6)	DALA, LLC is controlled by Ben Padnos.

(7)	GRQ Consulting, Inc. is controlled by Barry Honig.

(8)	Palladium Capital Advisors, LLC is controlled by Michael Hartstein.

(9)	Stetson Capital investments, Inc. is controlled by John Stetson

(10)	Verge Consulting, LLC is controlled by John O’Rourke.

(11)	Melechdavid, Inc. and the Melechdavid, Inc. Retirement Plan are controlled by Mark Groussman.

(12)	Alpha Capital Anstalt is controlled by Michael Ackerman.

(13)
NUWA Group, LLC is controlled by Devin Bosch and Kevin Fickle.  The 1,990,000 includes 990,000 common shares and warrants to purchase 1 million shares of common stock at an exercise price of $1.00 per share.   As of the date of this Prospectus, NUWA Group, LLC has not exercised any warrants.

PLAN OF DISTRIBUTION

Shares Offered by the Selling Stockholders

The selling security holders may sell some or all of their shares from time to time at a fixed price of $0.50 per share until our shares are quoted on the OTCBB and thereafter at fixed prices, prevailing market prices at the time of sale, at varying prices determined at the time of sale, or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. The Company will not receive any proceeds from the sale of common stock by the selling shareholders.   As of the date of this Prospectus, our common stock is not listed on a public exchange. Upon the effectiveness of this Registration Statement, the Company plans to contact a market maker to obtain a listing on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on its behalf in order to make a market for the Company’s common stock. There can be no assurance that a market maker shall agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that our shares will be quoted on any exchange.

Once a market has been developed for the Company’s common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing. The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor the Board Directors of the Company can presently estimate the amount of such compensation. It knows of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. The company will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.  None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are paying all fees and expenses incident to the registration of the shares of common stock.  Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Shares Offered by the Company

This is a self-underwritten offering.  This Prospectus is part of a prospectus that permits the Company officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  The officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.
Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;  and

c.	Its officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.
Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Its officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

Terms of the Offering, Shares being Offered by the Company

The shares being offered by the Company will be sold at the fixed price of $.50 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period.  Anyone who has subscribed to the offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original offering unless they provide an affirmative statement that they wish to subscribe to the extended offer.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received by the company, are irrevocable.  All checks for subscriptions should be made payable to American Brewing Company, Inc.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  As of the date of this Prospectus, there are 12,016,854 shares of our Common issued and outstanding.

Preferred Stock

The Amendment to the Articles of Incorporation dated June 25, 2013 authorizes 1,000,000 shares of Preferred Stock, par value $0.001, of which 250,000 are classified as Series A Preferred Stock, and are issued and outstanding as of the date of this Prospectus.  The Board may issue additional shares of Preferred Stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.  Although the Company presently has no intention to do so without stockholder approval, the Board may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.   Currently, our officers and directors have sufficient voting power to undertake any actions requiring shareholder approval unilaterally, without seeking shareholder approval from any of the Company’s shareholders.   Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of Preferred Stock in accordance with such provision may delay or prevent a change of control of the Company.  All outstanding shares of Series A Preferred Stock are fully paid and non-assessable.

  Rights Granted to Holders of Series A Preferred Stock. The holders of the outstanding series of our Preferred Stock have the following rights:

Voting Rights. The record holders of the Series A Preferred Shares shall have the right to vote on any matter with holders of Common Stock voting together as one class.  Each share of Series A Preferred Stock shall have 500 votes for any election or other vote placed before the shareholders of the Corporation, regardless if the vote is taken with or without a shareholders’ meeting.

The Record Holders of the Series A Preferred Shares shall be entitled to the same notice of any Regular or Special Meeting of the Shareholders as may or shall be given to holders of any other series of preferred shares and the holders of common shares entitled to vote at such meetings.  No corporate actions requiring majority shareholder approval or consent may be submitted to a vote of preferred and common shareholders which in any way precludes the Series A Preferred Stock from exercising its voting or consent rights as though it is or was a common shareholder.

Conversion Rights. None.

Dividend Rights.  The Series A Preferred Stock is eligible for dividends at the discretion of the Board of Directors with the requirement that any dividends distributed to the holders of the Series A Preferred Stock are distributed in an equivalent amount to the holders of Common Stock.

Liquidation: If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws, or if the Company shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities and pari passu securities) upon liquidation, dissolution or winding up unless prior thereto, the Holders of shares of Series A Preferred Stock shall have received the Liquidation Preference with respect to each share.  If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series A Preferred Stock and Holders of pari passu securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series A Preferred Stock and the pari passu securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.  The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company.  Neither the consolidation nor merger of the Company with or into any other entity nor the sale or transfer by the Company of substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.  The liquidation preference with respect to a share of Series A Preferred Stock means an amount equal to the stated value thereof.  The liquidation preference with respect to any pari passu securities shall be as set forth in the Certificate of Designation filed in respect thereof. .

Redemption Provisions. None.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election.  Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 570,000 shares are sold, the present stockholders will own 95% of its outstanding shares and the purchasers in this offering will own, in the aggregate, 5% of its outstanding shares. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2012 and 2011, included in this prospectus have been audited by Hartley Moore Accountancy Corporation, a Certified Public Accounting Firm.  Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Bart and Associates, LLC has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

Executive Summary

American Brewing Company, Inc. (“American Brewing”) was incorporated in the State of Washington on April 26, 2010.  The Company amended its articles of incorporation on October 11, 2011, in order to authorize 100,000 common shares of Voting Stock and 100,000 shares of Non-Voting Common Stock.  The Company also amended its articles of incorporation on June 25, 2013, in order to change its capital structure, and now has authorized 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, with 250,000 of the Preferred Shares being classified as Series A Preferred Stock.  As part of the recapitalization and amendment to the Company’s articles of incorporation on June 25, 2013, the Company also converted its corporate entity from an “S” Corporation to a “C” Corporation. American Brewing is a micro brewing company based out of Edmonds, Washington.  The Company currently has four beers in its portfolio and continues to develop new flavors for distribution to its customers.  The Company has won three major industry awards for its beers and has also received attention from local and national publications.  Currently, the Company sells its products in the states of Washington and North Carolina as well as parts of Canada and Japan. The Company also has pending distributor relationships in six additional states and intends to continue to expand its customer territory.    The distributor relationships referenced in the preceding sentence are defined as distributors with which the Company has had discussions with, related to the distribution of its products.  At the present time, the Company has not signed any agreements with the pending distributors, but is planning on continuing to pursue the relationships in order to increase the geographical distribution of its products.   American Brewing is currently conducting operations and generating revenue.  On April 26, 2010, Neil Fallon was appointed as Chief Executive Officer and Director of the Company.  On December 31, 2012, Julie Anderson was appointed as Vice President and Director of the Company.

The Company has commenced full business operations and is generating revenues.   On a Quarterly Basis, the Company sells approximately $173,500 worth of its products to wholesale purchasers, and approximately $55,900 worth of its products to retail purchasers, which consists of approximately 700 barrels to wholesale purchasers, and an equivalent of approximately 80 barrels to retail purchasers.   The company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933.  Based upon the above, the Company believes it is not within the scope of Rule 419.

The Company has not been subject to any bankruptcy, receivership or similar proceeding.

Because its business is customer-driven, its revenue requirements will be reviewed and adjusted based on sales.  The costs associated with operating as a public company are included in its budget.  Management will be responsible for the preparation of much of the required documents to keep the costs to a minimum.  Management believes that its revenue stream will be sufficient to fund its operations over the next twelve months.

The Company has been issued an opinion by our auditors that raised substantial doubt about its ability to continue as a going concern based on its current financial position.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from its officers and directors and/or issuance of common shares.

Principal services and their markets

Our Company is a micro-brewing company that currently has four beers in its core portfolio and is continuing to develop new flavors to distribute to its customers.

Products

The Company practices the “Northwest Style” of brewing, which is a style that utilizes generous amounts of hops.  Currently, the Company’s four main beer products are: (1) Flying Monkey Dogfight Pale Ale, (2) Breakaway IPA, (3) American Blonde, and (4) Caboose Oatmeal Stout.  A description of each of our main products is listed below.

Flying Monkey Dogfight Pale Ale.

Flying Monkey Dogfight Pale Ale is a Northwest Style Pale Ale.  It is bright and deep golden in color with a citrusy nose.  Although hop-forward, this ale is well balanced with a light, buscuity malt body with a dry finish.  The Company’s goal when creating this product was balance and drinkability.

Breakaway IPA

Breakaway IPA is an American Style India Pale Ale.  It has a bold hop aroma with floral and citrus notes.  It is a dark honey color and is also a bit hazy due to the dry hopping process used in its creation.  It was created with a medium intense hop bitterness that does not linger and is well balanced with grapefruit and malty sweetness.
American Blonde

American Blonde is a golden straw color and contains delicate hop notes, a citrusy aroma, and a crisp, dry palate with sweet flavors and low bitterness.  American Blonde contains higher levels of carbonation than our other three products and is made to be light in body and refreshing.

Caboose Oatmeal Stout

Caboose Oatmeal Stout is dark brown to almost black in color, with a rich cream colored head.  This product has a full bodied, smooth flavor profile with an aromatic blend of coffee, oats and roasted malts.  This product was created to have a long, rich and smooth finish with a subtle hint of dark chocolate.

In addition to the four main products listed above, the Company has also produced sixteen additional seasonal brew batches since the Company’s inception.

Quality and Ingredients

The Company uses only the freshest ingredients during its brewing process, most of which are sourced from the Pacific Northwest.  The ingredients used in all of the products created by American Brewing are handpicked by the Company’s brewer, and are blended in a 24-day process from milling to packaging.  The reason for the almost month-long process is that it provides ample time for the flavors and aromatics to blend properly.  Quality checks are performed during each stage of the process to minimize taste variations between batches.

Awards

The Company is the winner of three awards presented at the Great American Beer Festival, which is held annually in Denver, Colorado, and is a three-day event, during which over 3,000 beers are sampled by more than 100 beer judges from around the world.  In 2011, the Company won a bronze medal for a product named “The Brave American,” which was an American Style Brown Ale.  In 2012, the Company won a bronze medal for a product named “Polska Porter,” which was a Baltic Style Porter.  In 2013, the Company won a bronze medal for a product named “Fed, White and Brew” which was entered into the competition in the category Extra Special Bitter.

Distribution

The Company is currently working with ten different distributors that distribute our products to Washington, North Carolina Canada and Japan.  The Company currently only has a contractual arrangement with only one of its distributors, due to the fact that  the distribution amounts of our Company are small enough with our other distributors that Washington State Law does not allow our other distributors to require us to enter into a contractual arrangement. However, it is understood by us and our distributors that any products sold into a territory shall be sold through the distributor in that territory.  While there are regional variations, the Company currently experience a split in the sale of our products of approximately 60% in barrel form and 40% packaged in bottle form to stores or other retail locations, but we expect that as our Company grows and develops a larger customer base, the retail packaged sales should become the dominant form of how our products are purchased.

The Company currently has pending distributor relationships in Idaho, Oregon, Michigan, Nevada, New Jersey and Montana.   The pending distributor relationships referenced in the preceding sentence are defined as distributors with which the Company has had discussions with, related to the distribution of its products.  At the present time, the Company has not signed any agreements with the pending distributors, but is planning on continuing to pursue the relationships in order to increase the geographical distribution of its products.

Growth Strategy

The Company intends to continue expanding its product line and provide new consistent as well as seasonal products to its customers.   The increased product line shall include new types of beers that we will produce, as well as different types of packaging for the beers, such as six packs and twelve packs of individual bottles and different sizes of bottles and cans.   In addition, the Company intends to expand its current geographic customer base and begin distributing its products nationwide.  The expansion into new territories will be done through our current or future distributors.   In order to pursue its strategic objectives, the Company plans to utilize a portion of the proceeds received from this offering, as well as its available cash, cash generated from operations and additional cash as may be raised via equity or debt offerings as may be approved by its Board of Directors.

Growth Strategy – Media Presence

The Company has been presented with a television opportunity which will allow the Company to widely advertise and disseminate information about its products to a large number of potential customers.  American Brewing appeared in a show on the PBS Network called “Breakthroughs with Martin Sheen” that was filmed during the summer of 2013.  The show began airing nationwide on the PBS Network in October of 2013.  The PBS mini-documentary will examine various pubs and breweries and the growing craft beer and micro-brewery movement throughout the United States.  The Company will be featured in a segment of the show during which members of management will be interviewed and provide feedback and information on the growing micro-brew industry.

Growth Strategy - Partnerships

The Company has teamed up with Simon Majumdar, a judge on the show “The Next Iron Chef” which appears on the Food Network. The Company has agreed to create a signature craft beer to be called “Fed, White and Brew,” which will be featured in Mr. Majumdar’s upcoming book to be published by May of 2014.  The Company’s product will be included in a chapter of the book titled “Fed, White and Blue”.  The beer “Fed, White and Brew” was submitted to the 2013 Great American Beer Festival, which took place in October of 2013 in Denver, Colorado.  The beer “Fed, White and Brew” won a bronze medal in the 2013 Great American Beer Festival in the category Extra Special Bitter.

Packaging

The Company currently sells and distributes its products in the following packaging types:

a)      By the glass
b)      By the Keg
c)      Individual Growler (64 ounces)
d)      Individual Bottle (22 ounces)

The Company believes that it can increase its customer base by providing 12 ounce bottles and cans packaged in packs of 6 and 12.

Revenue Model and Distribution methods of the products or services

Our revenue model is based on selling our current products, creating additional products and customer development.  We produce our micro-brew products and sell them to consumers through third party distributors.  We also sell our products directly to consumers in our brewery tasting room.  We generate revenue through the sale of our products to consumers at our onsite tasting room as well as through our distributors.  Currently, we generate a majority of our revenue through the sale of our four main beer products.  We plan on expanding our product line to additional long term beer products that we will create consistently, as well as beer products that we will make on a seasonal basis.

We are currently focusing our attention on the distribution of our beer products in Washington, North Carolina and Canada, but expect to expand to Idaho, Oregon, Michigan, Nevada, New Jersey and Montana, with a view to distribute nationwide  in the near future.

American Brewing is creating unique beer products that have been recognized for quality at national conventions and competitions.

Our company generates revenue through the sale of our micro-brew beer products, which it develops and creates internally, and distributes through third party distributors and also sells directly to consumers in our onsite brewery tasting room.  The majority of our sales take place through our distributors.

Status of any publicly announced new product or service

None

Competition, competitive position in the industry and methods of competition

The micro-brewing industry is highly competitive.  The Company faces intense competition from very large, international corporations.  The intensity of competition in the future is expected to increase and no assurance can be provided that the Company can sustain its market position or expand its business.

Such competitor entities include: (1) Anheuser-Busch, Inc; (2) Miller Coors, LLC; (3) Molson Coors Brewing Co.; and (4) a variety of other micro-breweries with which the Company either currently or may in the future compete.

Many of the Company’s current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than the Company has.  However, we believe that our beer products are unique to our Company, as they are developed and created internally, using the experience of Neil Fallon, our Chief Executive Officer.  Although there are many breweries with which we currently compete, we have developed a loyal customer base that is growing, and we believe that our products will continue to attract attention and additional customers due to the taste and variety that our Company provides.

Sources and availability of raw materials and the names of principal suppliers

The Company relies upon a limited number of suppliers for raw materials used to make and package the Company’s beer, including, but not limited to, providers of hops, grains and other products necessary for us to manufacture our product.   The Company’s current suppliers of raw materials are Country Malt Group and Hop Union.   The Company’s success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements.  The price and availability of these materials are subject to market conditions.  Increases in the price of our products due to the increase in the cost of raw materials could have a negative effect on our business.

Patents and Trademarks

The Company currently has a trademark for its name “American Brewing Company”.  The trademark was registered on May 7, 2013 under the Registration Number 4,333,045.  Any encroachment upon the company’s proprietary information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated either by our Company or against our Company for infringement upon proprietary information or improper use of a trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business due to the cost of defending our trademark.  Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government Approval

The manufacture and sale of alcoholic beverages is a business that is highly regulated and taxed at the federal, state and local levels.  Operation of the Company’s breweries requires various federal, state and local licenses, permits and approvals.  The Company currently holds all applicable licenses and permits to operate its business, and will continue to hold all applicable permits and licenses to continue operating its business and manufacturing its products.

Government and Industry Regulation

The Company will be subject to local and international laws and regulations that relate directly or indirectly to its operations, such as the Securities Act of 1933, the Securities and Exchange Act of 1934, and the Washington Business Corporation Act.  It will also be subject to common business and tax rules and regulations pertaining to the operation of its business, such as the United States Internal Revenue Tax Code and the Washington State Tax Code.  The Company will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties.  The Company believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that the Company is in compliance with securities regulations as they apply to the Company’s products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products.   The Company will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

Research and Development Activities

Other than personal time spent researching our proposed products, the Company has spent no additional funds on the development of its products.

Employees and Employment Agreements

As of the date of this Prospectus, the Company has seven full-time employees and four part time employees. The Company’s activities are managed by the Company’s Chief Executive Officer and Vice President, as well as the Company’s brewer.  The Company has an employment agreement with only one of its employees.  The Employment Agreement is with its brewer, Harold Madsen.  Pursuant to the Employment Agreement, Harold Madsen acts as master brewer for the Company, and is required to work 40 hours per week.  For his services, Harold Madsen receives a salary of $53,820 annually.  The Company may terminate the Employment Agreement at any time.

Organization

The Company is comprised of one corporation.  All of our operations are conducted through this corporation.

DESCRIPTION OF PROPERTY

The Company brewing operations are currently being conducted out of the Company office and brewery located at 180 West Dayton Street, Warehouse 102, Edmonds, WA 98020.  The Company’s office and brewery space is leased for a total cost of $4,709.59 per month.  The office and brewery are located in the back of a commercial complex, which provides a speakeasy feel and character.  The brewery currently produces about 3200 barrels per year. The expansion, when fully implemented, will increase the infrastructure’s ability to handle approx 10,000-12,000 barrels per year. That capacity will be phased in over time as the current raise does not include proceeds for all tanks needed to reach the maximum production levels. Current funding will achieve 5000-7000 barrels per year.  The Company considers that the current principal office and brewery space arrangement adequate and will reassess its needs based upon the future growth of the Company.

LEGAL PROCEEDINGS

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of the Company’s common stock.  Following completion of this offering, The Company intends to apply to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
b.
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
d.	contains a toll-free telephone number for inquiries on disciplinary actions;
e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

a.	the bid and offer quotations for the penny stock;
b.	the compensation of the broker-dealer and its salesperson in the transaction;
c.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
d.	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

As of the date of this Prospectus, the Company has 34 stockholders of record and there are 12,016,854 shares of the Company’s common stock outstanding.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, it will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

ClearTrust, LLC of 16540 Pointe Village Drive, Suite 206, Lutz, FL 33558, Phone: (813) 235-4490, Fax: (813) 388-4549, has been appointed as the Company’s stock transfer agent.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

American Brewing Company, Inc. was formed under the laws of the State of Washington on April 26, 2010.  The Company amended its articles of incorporation on October 11, 2011, in order to change its capital structure and authorize 100,000 common shares of Voting Stock and 100,000 shares of Non-Voting Common Stock.  The Company also amended its articles of incorporation on June 25, 2013, in order to change its capital structure, and now has authorized 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, with 250,000 of the Preferred Shares being classified as Series A Preferred Stock.  As part of the recapitalization and amendment to the Company’s articles of incorporation on June 25, 2013, the Company also converted its corporate entity from an “S” Corporation to a “C” Corporation. American Brewing Company, Inc. is a micro brewing company based out of Edmonds, Washington.  The Company currently has four beers in its portfolio and continues to develop new flavors for distribution to its customers.  The Company derives revenue from the sale of its products to consumers, through the use of third-party distributors as well as through the direct sales of our products to consumers at our onsite brewery tasting room.  The majority of our revenue is generated by sales distributed by our third-party distributors.  Currently, the Company sells its products in the states of Washington and North Carolina as well as parts of Canada.  The Company also has pending distributor relationships in six additional states and intends to continue to expand its customer territory.   The distributor relationships referenced in the preceding sentence are defined as distributors with which the Company has had discussions with, related to the distribution of its products.  At the present time, the Company has not signed any agreements with the pending distributors, but is planning on continuing to pursue the relationships in order to increase the geographical distribution of its products.  American Brewing is currently conducting operations and generating revenue.

The company operations are currently being conducted out of the premises of the Company office and brewery located at 180 West Dayton Street, Warehouse 102, Edmonds, WA 98020, Telephone (425) 774-1717.

Results of Operations

For the Years ended December 31, 2012 and December 31, 2011, in Aggregate

The Company generated $863,181 in revenue during the year ended December 31, 2012, which compares to revenue of $406,861 for the year ended December 31, 2011. Our revenue increased during the year ended December 31, 2012 due to increased sales of our products.   2011 was our first year of operation and the Company was not producing any products during two-thirds of the first quarter.  Further, the Company was newly formed and had no industry recognition or consistent customer base.   The increased revenue that occurred during 2012 was primarily due to increased sales due to greater customer awareness and a full year of operations. Also, we hired an experienced sales manager whose reputation and connections resulted in increased sales of our products. Additionally, we added new distributors and territories which extended our reach and reinforced our brand reputation by allowing consumers to recognize our products in different locations as they travelled around the state of Washington. Lastly, new beer styles and specialty batches that we added and sold resulted in increased revenue.   It is customary and expected in our industry to come out with new beer styles, which had some effect on sales but the greatest effect on sales and revenue was increased consumer awareness due to a longer operating history. Our price increases were nominal and did not have a material effect on the change in our revenues.

Cost of goods sold for the year ended December 31, 2012 was $253,542, which compares to cost of goods sold of $125,954 for the year ended December 31, 2011.  Our revenues increased during the year ended December 31, 2012 and as our revenue increased, our cost of goods sold correspondingly increased.  During the year ended December 31, 2012, our production doubled, and so did the volume of grain that was necessary to produce the beer. While the cost of grain increases by a nominal percentage every year, the largest component is simply the larger amount of grain needed as the volume of beer brewed increased. Since grain cannot be reused, each batch requires new grain to supply the starches necessary to be broken down into the maltose that the yeast ultimately ferments. Also included in the increase of our cost of goods sold is the increased poundage of hops necessary. While Hops prices increase each year by only 3% due to the contractual arrangement with our Hops provider, we required more hops during the year ended December 31, 2012 than during the year ended December 31, 2011.  Also, pound for pound, hops are the most expensive component of beer. We use very rare, expensive hops in the formulation of our propriety recipes.  The increase in Hops prices has a nominal effect on operations and our product prices are raised periodically to offset this increase.

Operating Expenses, which consisted of advertising, promotional and selling costs, as well as general and administrative expenses, was $754,316 for the year ended December 31, 2012.  This compares with operating expenses for the year ended December 31, 2011 of $520,388.  The bulk of the increase in our operating expenses was attributed to two factors. First, the hiring of a second sales person to help cover the immense territory that our distribution reached. This sales person was highly paid by industry standards. Secondly, we had reached an agreement with a large distributor which projected increased sales volumes. To prepare for the projections, the company invested in new equipment which was financed partially with debt. This increased our operating expenses but also increased our capacity to produce beer.

For the Years ended December 31, 2012 and December 31, 2011, retail sales

The Company generated $184,783 in retail sales in the year ending December 31, 2012, which compares to $129,808 for the year ending December 31, 2011. The increase in our retail sales during the period ended December 31, 2012 was due to a full year of operations in 2012 as opposed to only a partial year of operations in 2011, as well as increased consumer awareness of our tasting room.

Cost of Goods Sold for the year ended December 31, 2012 was $54,553, which compares to cost of goods sold of $40,208 for the year ended December 31, 2011. Our retail revenues increased during the year ended December 31, 2012 and as our retail revenue increased, our cost of goods sold applicable to retail sales correspondingly increased.  During the year ended December 31, 2012, our production doubled, with 40% of the production being related to our retail sales, and due to our production increase, the volume of grain, hops and other ingredients that were necessary to produce the beer sold to retail purchasers also increased.

For the Years ended December 31, 2012 and December 31, 2011, wholesale sales

The Company generated $678,398 in revenue related to wholesale sales for the year ended December 31, 2012, which compares to revenue related to wholesale sales of $277,053 for the year ended December 31, 2011.  During the period ended December 31, 2012, wholesale consumer acceptance of our products was increased, which resulted in increased sales of our products to wholesale purchasers. As our Company has now been in operation for several years, we have begun to generate new wholesale consumers that become aware of our products either through new restaurant or bar placements and advertising.

Cost of Goods Sold related to our wholesale sales for the year ended December 31, 2012 was $198,989, which compares to cost of goods sold related to our wholesale sales for the year ended December 31, 2011 of $85,746.  Our wholesale revenues increased during the year ended December 31, 2012 and as our wholesale revenue increased, our cost of goods sold applicable to wholesale sales correspondingly increased.  During the year ended December 31, 2012, our production doubled, with 60% of the production being related to our wholesale sales, and due to our production increase, the volume of grain, hops and other ingredients that were necessary to produce the beer sold to wholesale purchasers also increased.

As a result of the foregoing, we had a net loss of $173,197 for the year ended December 31, 2012.  This compares with a net loss for the year ended December 31, 2011 of $251,025.

For the Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012, in Aggregate

The Company generated $750,606 in revenue during the nine month period ended September 30, 2013, which compares with revenue of $630,525 for the nine month period ended September 30, 2012.  Our revenues increased during the nine month period ended September 30, 2013 due to increased sales of our products.  Also, during the period ended September 30, 2013, consumer acceptance of our products was increased, which resulted in increased sales of our products. As our Company has now been in operation for several years, we have begun to generate new consumers that become aware of our products either through word of mouth, new restaurant or bar placements, advertising or self placements in grocery stores. While our overall capacity was fixed, we simply had more consumer demand because of the factors mentioned in this paragraph. Also with more time in the field our sales people develop better relationships with our customers which had an increasing effect on sales, as well as, better relationships with our distributors which motivated the distributors to sell more of our products.

Cost of goods sold for the nine month period ended September 30, 2013 was $290,762, which compares to cost of goods sold of $181,288 for the nine month period ended September 30, 2012.  Our cost of goods sold increased during the nine month period ended September 30, 2013 due to a larger amount of raw materials being purchased in order to produce enough of our products to meet customer needs.  As our sales revenue increased, our cost of goods increased.  Our cost of goods increased at a higher rate than our revenue due to increased prices of grain, the increased amount of grain and Hops used , and other goods necessary for us to manufacture our product.  A portion of the increase was also due to the fact that a major grocery chain placed us is their spring product sets in 114 of their stores. We had to produce products prior to being placed in the stores in order to meet the initial stocking demands of the store chain. We also suffered a problem with our brewhouse and a few batches had to be discarded as they developed a strong smoke taste which rendered them unable to be sold.

Operating expenses, which consisted of advertising, promotional and selling costs, as well as general and administrative expenses, for the nine month period ended September 30, 2013, were $550,162.  This compares with operating expenses for the nine month period ended September 30, 2012 of $552,773.  At the end of 2012, we terminated the highly paid sales person that was hired during the period ended September 30, 2012. We replaced the individual with an internal promotion at a lower salary. We had increased sales results with a lower salary structure.

For the Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012, retail sales

The company generated $190,030 in revenue related to retail sales for the nine months ended September 30, 2013, which compares to revenue related to retail sales of $140,725 for the nine months ended September 30, 2012. The increase was attributed to two factors. First, we expanded tasting room operations to 7 days per week, and second, there was increased awareness of our tasting room due to our reputation and the awards won at national competitions.

Cost of Goods Sold for the nine months ended September 30, 2012 related to our retail sales was $74,034, which compares with cost of goods sold related to our retail sales for the nine months ended September 30, 2012 of $40,635. Our retail revenues increased during the nine months ended September 30, 2013 and as our retail revenue increased, our cost of goods sold applicable to retail sales correspondingly increased.  During the nine months ended September 30, 2013 our production increased, with 40% of the production being related to our retail sales, and due to our production increase, the volume of grain, hops and other ingredients that were necessary to produce the beer sold to retail purchasers also increased.

For the Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012, wholesale sales

The company generated $560,576 in revenue related to wholesale sales for the nine months ended September 30, 2013, which compares to $489,800 in revenue related to wholesale sales for the nine months ended September 30, 2012.  During the period ended September 30, 2013, wholesale consumer acceptance of our products was increased, which resulted in increased sales of our products to wholesale purchasers. As our Company has now been in operation for several years, we have begun to generate new wholesale consumers that become aware of our products either through new restaurant or bar placements and advertising.

Cost of Goods Sold related to wholesale sales for the nine months ended September 30, 2013 was $216,728, which compares with cost of goods sold related to wholesale sales for the nine month period ended September 30, 2012 of $140,653.  Our wholesale revenues increased during the nine months ended September 30, 2013 and as our wholesale revenue increased, our cost of goods sold applicable to wholesale sales correspondingly increased.  During the nine months ended September 30, 2013 our production increased, with 60% of the production being related to our wholesale sales, and due to our production increase, the volume of grain, hops and other ingredients that were necessary to produce the beer sold to wholesale purchasers also increased.

As a result of the foregoing, we had a net loss of $124,108 for the nine month period ended September 30, 2013.  This compares with a net loss for the nine month period ended September 30, 2012 of $120,527.

In its audited financial statements as of December 31, 2012, the Company was issued an opinion by its auditors that raised substantial doubt about the ability to continue as a going concern based on the Company’s current financial position.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully develop and market our products and our ability to generate revenues.

The following table provides selected financial data about the Company as of September 30, 2013.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	September 30, 2013
Cash	$33,573
Total assets	$787,679
Total liabilities	$768,315
Stockholders' equity	$19,364

The following table provides selected financial data about the Company for the year ended December 31, 2012.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	December 31, 2012
Cash	$47,311
Total assets	$608,488
Total liabilities	$653,516
Stockholders' deficit	$(45,028)

If we succeed in gaining additional customers for the sale of our products and generating sufficient sales, we will become profitable.  We cannot guarantee that this will ever occur.  Our plan is to continue operating in a manner which will be successful. If the company must obtain capital to continue its operations in addition to its current revenue stream, the Company will generate cash flow through the sale of its common stock.

Going Concern

In its audited financial statements as of December 31, 2012 the Company was issued an opinion by its auditors that raised substantial doubt about the ability to continue as a going concern based on the company current financial position.

Immediate Plan of Operation:

At present management will concentrate on the completion of the Registration Statement while concurrently continuing to expand its customer base, create its current products and develop additional products.  This will occur regardless of how many offered shares are sold in this offering.

Continuing Plan of Operation (0-12 months):

The Company will continue to develop its current products and add new seasonal and permanent products.  The Company will begin marketing and advertising its services, and will continue to participate in conventions and contests around the United States in order to increase awareness of its products.  The goal for the Company in the next twelve months is to expand its current brewing facility, develop additional beer products, and increase its customer base through brand recognition, advertising, marketing, and increased public awareness through events held in its brewery location, as well as national contests and competitions.  Our business expansion plans have already begun as of the date of this prospectus. We have installed a new cold storage box. Our new chiller has been delivered. The coolfit piping has been delivered and is being installed now. The coil for the cold storage box arrived during the first week of March 2014. Also, in March 2014 3 new tanks (1 - 60bbl brite and 2 - 60bbl fermentors) are being delivered and will be replacing the old tanks. The term “bbl” is defined as one barrel of beer.  The boiler has been paid for and is scheduled to be shipped to the Company on March 14, 2014. The remodel of the tasting room is awaiting permits and the Company anticipates receiving them by the middle of March 2014. The Company has already purchased the convection microwave oven. The new brew house has been ordered and 50% of the purchase price has been paid. It is due to arrive in the middle of May 2014. The remodel of the tasting room must be completed prior to the delivery of the new Brew House.  The timeline to finish the current expansion plan is approximately 12 months, if all of the funds from this offering are received.  If all of the funds from this offering are not received, the expansion will be completed, but will take longer than 12 months, due to the fact that it will be funded by revenue alone.  The brewery currently produces about 3,200 barrels per year.  The maximum expansion, when fully implemented, will increase the infrastructure’s ability to handle approximately 10,000-20,000 barrels per year.  That maximum capacity will be phased in over a long term (greater than 12 month) time frame, as the current offering does not include funds for all tanks needed to reach those maximum levels.  Proceeds from the current offering will allow us to produce 5,000-7,000 barrels per year, and the total amount of additional capital required to reach full capacity is approximately $250,000, which we plan on funding from our revenues.

With regard to the expanded product line, we have paid for the design and the production of our first 12oz cans. 56,016 cans are currently held in the Company’s warehouse, waiting for the expansion to be closer to completion, so they can be filled and delivered to customers. Our second can style is in design now and the Company expects to be provided with the finished design by the end of March 2014. We have also released a new beer style, our RyePA. It has tested well and is in demand. We will likely add this to our core offerings, based on additional market and customer feedback.

With regard to expanding the Company’s geographic customer base, the Company is waiting to see the effect the brewery additions and product additions will have on our current customer base. If the Company has excess capacity at that point, then it will consider the additions of Idaho, Western Montana and Oregon. Prior to expanding to the new states, the Company will increase its customer base in Canada and send more product types to North Carolina.

The Company’s plans for the next 12 months will be possible regardless of the amount of proceeds that are received as part of the Company’s offering.  However, if the Company receives less than the maximum amount of proceeds, the expansion plans will take longer than twelve months, and will be dependent on the amount of revenue generated by the Company.  The Company’s current revenue is sufficient for the Company to continue its business operations, regardless if the Company is successful in raising the $285,000 in this offering.

Liquidity and capital resources

As of September 30, 2013 we had cash or cash equivalents of $33,573.  As of December 31, 2012 we had cash or cash equivalents of $47,311.  As of December 31, 2011 we had cash or cash equivalents of $15,339.

We believe that with our existing cash flows, regardless of how many shares we sell as part of this offering, and assuming our current level of operations, we have sufficient cash to meet our operating requirements for the next twelve months due to the fact that our revenues are increasing, and due to our planned expansion, we believe our revenues will continue to increase.  While our expansion product will affect our liquidity, due to the fact that we will be using revenue generated by our sales to fund a majority of the expansion, we believe that as our revenue increases, we will be able to fund the expansion project without the need for additional capital, other than our future revenue and the proceeds from this offering.  Our current source of liquidity is the revenue generated by our operations, as well as any proceeds received from this offering.  We believe that the amount of revenue we are generating coupled with our lower operating expenses will allow us to meet our operating requirements during the next twelve months, again due to the fact that our revenues have increased during each period described in this prospectus  If our revenue is not sufficient to allow us to meet our cash requirements during the next twelve months, the Company may need to raise additional funds through the sale of its equity securities.  Our principal source of liquidity on a long term (greater than 12 months) basis will continue to be the revenue generated from our operations  If our revenue is not sufficient for us to continue business operations on a long term basis, we may need to sell our common stock in order to continue operations and reach our expansion goals.  We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover our long term operating costs.  Failure to generate sufficient revenues or additional financing on a long term basis when needed could cause us to go out of business.

Net cash used in operating activities was $24,126 for the nine month period ended September 30, 2013.  This compares to net cash provided by operating activities of $39,217 for the nine month period ended September 30, 2012.  Net cash provided by operating activities was $63,987 for the year ended December 31, 2012, which compares with net cash provided by operating activities of $8,473 for the year ended December 31, 2011.

Cash flows used in investing activities was $16,764 for the nine month period ended September 30, 2013.  This compares to net cash used in investing activities of $32,895 for the nine month period ended September 30, 2012.  Net cash used in investing activities was $57,434 for the year ended December 31, 2012, which compares with net cash used in investing activities of $195,752 for the year ended December 31, 2011.  We anticipate significant cash outlays for investing activities over the next twelve months pursuant to expansion plans and additional purchases of equipment.  We plan to use funds received as part of this offering to pay for costs associated with our expansion plans and additional purchases of equipment.

Cash flows provided by financing activities was $27,152 for the nine month period ended September 30, 2013 which compares to cash flows provided by financing activities of $19,738 for the nine month period ended September 30, 2012.  The change in cash flows related to financing activities is due to the fact that we have not offered our Common Stock for cash during the nine months ended September 30, 2013.  Cash flows provided by financing activities was $25,419 for the year ended December 31, 2012, which compares with cash flows provided by financing activities of $131,298 for the year ended December 31, 2011.

As of September 30, 2013, our total assets were $787,679 and our total liabilities were $768,315.  As of December 31, 2012, our total assets were $608,488 and our total liabilities were $653,516.  As of December 31, 2011 our total assets were $482,130 and our total liabilities were $403,961.

Off-Balance Sheet Arrangements

The Company entered into contracts for the supply of a portion of its hops requirements.  These purchase contracts extend through crop year 2017 and specify both the quantities and prices to which the Company is committed.  As of September 30, 2013, hops purchase commitments outstanding was approximately $659,000.  As of September 30, 2013, projected cash outflows under hops purchase commitments for each of the remaining years under the contracts are as follows:

Remaining three months in 2013	$8,000
2014	$214,000
2015	$177,000
2016	$130,000
2017	$130,000
$659,000

These commitments are not accrued in the balance sheet of the Company at September 30, 2013, or December 31, 2012 and 2011.

Revenue Recognition

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.  The Company generated revenue of $750,606 for the nine month period ended September 30, 2013, $863,181 for the twelve month period ended December 31, 2012, and $406,861 for the twelve month period ended December 31, 2011.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified.  Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name and Address	Age	Position(s)

Neil Fallon	47	Director,
180 West Dayton Street, Warehouse 102		Chief Executive Officer
Edmonds, WA 98020

Julie Anderson	54	Director,
180 West Dayton Street, Warehouse 102		Vice President
Edmonds, WA 98020

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. The persons named above are the company’s only officers, directors, promoters and control persons.  Below is the business experience of each above listed individual during at least the last five years:

Background Information about Our Officers and Directors

Neil Fallon has been Chief Executive Officer and a Director of the Company since inception, and was chosen to serve as a director of the company due to the fact that he is the founder of the company and possesses valuable business experience related to acting in a management role .  Neil Fallon previously owned his own residential real estate developing company, where he has developed and built over 100 homes sites through California and Washington States. He specialized in the development of infill properties averaging in the range of 30-50 home sites. His companies averaged approx $8,000,000 in annual revenues and employed hundreds of sub contractors.  Before moving to Washington, Mr. Fallon was a Business Development Manager at Netbrowser, a technology company focused on web-based facilities management.  He was responsible for traveling extensively throughout the United States and Europe and securing strategic alliances, establishing channel sales and performing installations and tune-ups of the Company’s systems.  Mr. Fallon has a BA in Business Administration with Concentrations in Finance and Marketing from Western Washington University.  Mr. Fallon has no other work experience during the previous five years.

Julie Anderson has been Vice President and a Director of the Company since December 31, 2012, and was chosen to be  an officer and director of the Company due to her previous relationship with the Company and knowledge of the Company’s business operations and goals .   From January 2011 until December 31, 2012, Ms. Anderson handled the Marketing, Promotion, and Social Media of American Brewing Company as well as oversight of the Tasting Room’s operations. Also from September 2010 to May of 2011 she was a substitute Para-Educator for the University Place School District. In July of 2010 Ms. Anderson moved to Tacoma, WA from San Jose, CA. From December 1999 to June of 2010 Ms. Anderson was the office manager of Almaden Valley Counseling Service, a non-profit organization in San Jose, CA.  Ms. Anderson has no other work experience during the previous five years.

Skip Madsen has been the Company’s master brewer since June 10, 2010, and was chosen to be the master brewer for the Company due to his extensive brewing experience.  Mr. Maden holds a bachelor of science from the University of Montana.  Mr. Madsen has been brewing beer since 1992, and crafted his first beers at HC Beger Brewing Company in Fort Collins, Colorado.  He subsequently brewed beer at Pike Brewing Company and Big Time Brewery in Seattle, Washington, and Boundary Bay Brewing Company in Bellingham, Washington.  Prior to becoming the master brewer for American Brewing Company, he was a part-owner and brew master for Waterstreet Brewing and Ale House.  Mr. Madsen has won 10 gold medals, 12 silver medals, 7 bronze medals and 1 People’s Choice Medal from major beer festivals.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only two directors and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are only development stage operations occurring at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our named executive officers during 2010, 2011 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Neil Fallon, CEO & Director	2010 2011 2012	$40,000 $80,000 $80,000	– – –	– – –	– – –	– – –	– – –	– – –	$40,000 $80,000 $80,000

Julie Anderson, Vice President & Director	2010 2011(1) 2012	– $60,000 $60,000	– – –	– – –	– – –	– – –	– – –	– – –	– $60,000 $60,000
___________

(1) Julie Anderson received a salary of $60,000 as compensation for services in 2011.  However, Ms. Anderson was not appointed as an officer and director of the Company until December 31, 2012.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concening equity awards as of our fiscal year end, December 31, 2012, held by each of our named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Neil Fallon	–	–	–	–	–	–	–	–	–

Julie Anderson	–	–	–	–	–	–	–	–	–

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Neil Fallon	0	0	0	0	0	0	0

Julie Anderson	0	0	0	0	0	0	0

Option Grants. No option grants have been exercised by the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Employment Agreements

We do not have any employment agreements with our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company directors, officers and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which cannot be guaranteed.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Common Stock

	No. of	No. of	Number of Securities	Percentage
Name of	Shares	Shares	Underlying	of Ownership
Beneficial	Before	After	OptionsThat Are	Before	After
Owner	Offering	Offering	Unexercised	Offering(1)(2)	Offering (1)(2)(3)

Neil Fallon(6)	5,689,639	5,689,639	0	47.3%	45.2%

Julie Anderson(7)	1,731,236	1,731,236	0	14.4%	13.8%

All Officers and
Directors as a Group	7,420,875	7,420,875	0	61.8%	59.0%

Mark Meath(8)	774,479	0	0	6.4%	0%

NUWA Group, LLC(4)	1,990,000	1,000,000	0	16.6%	7.9%

Barry Honig(5)	775,000	0	0	6.4%	0%
______________

(1)
All ownership is beneficial and of record, unless indicated otherwise based on 12,016,854 shares outstanding as of the date of this Prospectus. The selling stockholders are under no obligation known to the Company to sell any shares of common stock at this time.

(2)	The Beneficial owner has sole voting and investment power with respect to the shares shown.

(3)	Assumes the sale of all shares of common stock registered pursuant to this Prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(4)
Includes 990,000 common shares and 1,000,000 warrants for the purchase of 1,000,000 common shares issuable upon exercise by Nuwa Group, LLC pursuant to a Funding Agreement dated May 15, 2013 and attached as Exhibit 10.2 to this Registration Statement.  As of the date of this Prospectus, Nuwa Group has not exercised any of the warrants.  Nuwa Group, LLC is owned by Kevin Fickle and Devin Bosch.   The address for Nuwa Group, LLC is 1415 Oakland Blvd, Suite 219, Walnut Creek, 94596.

(5)
Includes 400,000 shares owned by Barry Honig, which were purchased in the Regulation D, 506 Offering, as well as 375,000 shares issued to GRQ Consultants, Inc. as compensation for services rendered.  GRQ Consultants, Inc. is controlled by Barry Honig.   The address for Barry Honig is 555 S Federal Highway, #450, Boca Raton, FL 33432.

(6)	Includes 5,689,639 common shares and 225,000 preferred shares, which carry voting rights of 500 shares of common stock for every 1 share of preferred stock. Including the common and preferred shares, Neil Fallon possesses the combined voting power of 118,189,639 shares of common stock, which is greater than 100% of the outstanding shares of common stock. The address for Neil Fallon is 6728 37th Street Ct. W., University Place, WA 98466.

(7)	Includes 1,731,236 common shares and 25,000 preferred shares, which carry voting rights 500 shares of common stock for every 1 share of preferred stock. Including the common and preferred shares, Julie Anderson possesses the combined voting power of 14,231,236 shares of common stock, which is greater than 100% of the outstanding shares of common stock. The address for Julie Anderson is 6726 37th Street C. W., University Place, WA 98466.

The address for Mark Meath is P.O. Box 731981, Puyallup, WA.

Preferred Stock

Name of Beneficial Owner	Amount or nature of beneficial ownership	Percentage of share ownership prior to this Offering(1)	Percentage of share ownership if Maximum Offering is Sold(2)

Neil Fallon,	225,000	90%	90%

Julie Anderson, Vice President and Director	25,000	10%	10%

All Officers and Directors as a Group (2 persons)	250,000	100%	100%
______________
(1)
As of September 20, 2013, the Company had 250,000 shares of Series A Preferred Stock issued and outstanding.  The Preferred Shares carry voting rights of 500 votes for each share of Preferred Stock held.  There are no conversion or redemption rights associated with the Preferred Stock.

(2)	Assumes that the Maximum Offering Amount of $285,000 (570,000 Shares) is raised pursuant to this Offering.

Future Sales by Principal Stockholders

A total of 7,420,875 Common shares and 250,000 Preferred shares have been issued to the company officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.  The principal stockholders do not have any plans to sell their shares at any time after this offering is complete.

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS AND CERTAIN CONTROL PERSONS

In June 2013, pursuant to a unanimous written consent of voting shareholders’ and Board of Directors of the Company, the Company reorganized by way of a recapitalization of its capital structure on a tax free basis. In connection with the reorganization, the voting and nonvoting stock was exchanged for an aggregate of 8,000,000 shares of Common Stock and 250,000 shares of Preferred Stock.

Furthermore, the Company’s articles of incorporation were amended. Pursuant to the amended articles of incorporation, the Company is authorized to issue 50,000,000 shares of common stock, each having a par value of $0.001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested. The Corporation is also authorized to issue 1,000,000 Series A Preferred Shares, each having a par value of $0.001.  250,000 of the Preferred Shares have been designated as Series A Preferred Shares, and carry voting rights of 500 common shares for each share of Series A Preferred Stock held.

On April 26, 2010, the Company issued to Neil Fallon 6.2 nonvoting shares and 1 voting share as founder’s stock.  On October 11, 2011, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Neil Fallon 6,200 nonvoting shares and 1,000 voting shares as part of the recapitalization and stock exchange.  On December 31, 2012, Neil Fallon acquired an additional 500 nonvoting shares from a previous minority shareholder of the Company as part of a sale of his equity ownership.  On June 25, 2013, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Neil Fallon 5,520,000 shares of common stock and 225,000 shares of Series A Preferred Stock as part of the recapitalization and stock exchange.   From January 30, 2013 through June 5, 2013, the Company was loaned an aggregate of $53,895 by Neil Fallon, which accrued interest at a rate of 10%.  On December 31, 2013, the Company issued a total of 183,102 common shares to Neil Fallon pursuant to a conversion of $91,551.17 of debt owed for loans made to the Company from inception through September 30, 2013, at a value of $0.50 per share.  The 183,102 shares were decreased on March 1, 2014 to 169,639 common shares issued for the conversion of $84,819.68 of debt owed at a price per share of $0.50, due to an error in the original outstanding debt calculation.  As of September 30, 2013, an aggregate principal amount of $78,435 was outstanding.  As of the date of this prospectus, $0 of the principal and accrued interest is outstanding, as it has all been converted into shares of common stock.  No principal or interest was repaid by the Company from the date on which the debt was incurred until the date of conversion.  $50,240 of the debt accrued interest at a rate of 10% per annum, and $28,195 of the debt accrued interest at a rate of 5% per annum.

On September 8, 2010, the Company issued to Julie Anderson 0.9 nonvoting shares.  On October 11, 2011, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Julie Anderson 900 nonvoting shares as part of the recapitalization and stock exchange.  On December 31, 2012, the Company issued a total of 495 nonvoting shares and 115 voting shares to Julie Anderson pursuant to a conversion of $75,000 of debt owed. On December 31, 2012, Julie Anderson acquired an additional 500 nonvoting shares from a previous minority shareholder of the Company as part of a sale of his equity ownership.  On June 25, 2013, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Julie Anderson 1,600,000 shares of common stock and 25,000 shares of Series A Preferred Stock as part of the recapitalization and stock exchange.   On January 30, 2013, Julie Anderson loaned the Company $5,000, which accrued interest at a rate of 10% per annum.  On December 31, 2013, the Company issued a total of 131,236 common shares to Julie Anderson pursuant to a conversion of $65,618.13 of debt owed from loans made to the Company from inception through January 30, 2013, at a value of $0.50 per share.  As of September 30, 2013, an aggregate principal amount of $55,490.12 was outstanding.  As of the date of this prospectus, $0 of the principal and accrued interest is outstanding, as it has all been converted into shares of common stock.  No principal or interest was repaid by the Company from the date on which the debt was incurred until the date of conversion.  The debt accrued interest at a rate of 10% per annum.

On January 16, 2013, Mark Meath loaned the Company $15,000, which accrued interest at a rate of 10% per annum.  March 12, 2013, Mark Meath loaned the Company $10,000, which accrued interest at a rate of 10% per annum.  On December 31, 2013, the Company issued a total of 54,479 common shares to Mark Meath pursuant to a conversion of $27,239.70 of debt owed from loans made to the Company on January 16, 2013 and March 12, 2013, at a value of $0.50 per share.  As of September 30, 2013, an aggregate principal amount of $25,000 was outstanding.  As of the date of this prospectus, $0 of the principal and accrued interest is outstanding, as it has all been converted into shares of common stock.  No principal or interest was repaid by the Company from the date of the loans until the date of conversion.  The debt accrued interest at a rate of 10% per annum.

On May 15, 2013, the Company entered into a Funding Agreement with NUWA Group, LLC.  Pursuant to the agreement, NUWA Group has agreed to provide the capital for certain legal and auditing services to be provided on behalf of the Company, and has also agreed to provide various consulting services.  As compensation for the capital and services provided, the Company issued to NUWA Group, LLC, 990,000 common shares and warrants to purchase one million common shares.  As of the date of this Prospectus, NUWA Group, LLC has not exercised any of the warrants.

There are not currently any conflicts of interest by or among its current officers, directors, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon the effectiveness of this registration statement, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

FINANCIAL STATEMENTS

     The Company’s fiscal year end is December 31st.  The Company will provide audited financial statements to its stockholders on an annual basis; the statements will be prepared and then will be audited by the independent PCAOB registered CPA firm Hartley Moore Accountancy Corporation.  The consolidated financial statements of the Company, commencing on page F-1 are included with this prospectus.  These financial statements have been prepared on the basis of accounting principals generally accepted in the United States and are expressed in US Dollars.  The financial information presented is for the nine months ended September 30, 2013 (unaudited) and 2012 (unaudited), and the fiscal years ended December 31, 2012 and December 31, 2011.

AMERICAN BREWING COMPANY, INC.

Hartley Moore Accountancy Corporation

11801 Pierce Street
Suite 256
Riverside, CA 92505

2400 East Katella
Suite 800
Anaheim, CA 92806

(951) 710-3224
www.hmcpa.co

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of
American Brewing Company, Inc.,

We have audited the accompanying balance sheets of American Brewing Company, Inc. (the Company) as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for each of the two years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged, to perform an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Brewing Company, Inc. as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2012 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note B to the financial statements, the Company had an accumulated deficit at December 31, 2012 and 2011, recurring net losses, and a working capital deficit at December 31, 2012 and 2011, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note B.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hartley Moore Accountancy Corporation
Anaheim, California
September 20, 2013

AMERICAN BREWING COMPANY, INC.

BALANCE SHEETS

	(Unaudited) September 30,	December 31,
	2013	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$33,573	$47,311	$15,339
Accounts receivable, net of allowance for doubtful accounts of $0, $0 and $0, respectively	64,504	69,201	5,239
Inventories	13,011	8,064	5,780
Prepaid Expenses	188,500	-	-
Total current assets	299,588	124,576	26,358
Property and equipment, net	445,737	474,232	446,304
Other assets	42,354	9,680	9,468
Total assets	$787,679	$608,488	$482,130

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$6,271	$19,357	$21,585
Current portion of notes payable and capital leases	187,841	73,651	114,131
Due to related parties	-	-	1,756
Accrued expenses and other current liabilities	528,561	456,023	230,447
Total current liabilities	722,673	549,031	367,919
Note payable and capital leases, less current portion	45,642	104,485	36,042
Total liabilities	768,315	653,516	403,961
Commitments and Contingencies	-	-	-
Stockholders’ (Deficit) Equity:
Voting Common Stock, no par value; 100,000 shares authorized; 0, 1,115 and 1,115 shares issued and outstanding, respectively	-	83,625	83,625
Nonvoting Common Stock, no par value; 100,000 shares authorized; 0, 9,700, and 9,495 shares issued and outstanding, respectively	-	416,375	366,375
Preferred Stock, $0.001 par value: 1,000,000 shares authorized, 250,000, 0 and 0 shares issued and outstanding, respectively	250	-	-
Common Stock, $0.001 par value; 50,000,000 shares authorized; 8,990,000, 0 and 0 shares issued and outstanding, respectively	8,990	-	-
Additional paid-in capital	679,260	-	-
Accumulated deficit	(669,136)	(545,028)	(371,831)
Total stockholders’ (deficit) equity	19,364	(45,028)	78,169
Total liabilities and stockholders’ (deficit) equity	$787,679	$608,488	$482,130

The accompanying notes are an integral part of these financial statements.

AMERICAN BREWING COMPANY, INC.

STATEMENTS OF OPERATIONS

	(Unaudited)
	September 30,		December 31,
	2013	2012	2012	2011

Revenue	$750,606	$630,525	$863,181	$406,861
Less excise taxes	(15,671)	(8,314)	(13,345)	(4,142)
Net revenue	734,935	622,211	849,836	402,719
Cost of goods sold	290,762	181,288	253,542	125,954
Gross profit	444,173	440,923	596,294	276,765
Operating expenses:
Advertising, promotional and selling	251,666	233,345	323,922	176,105
General and administrative	298,496	319,428	430,394	344,283
Total operating expenses	550,162	552,773	754,316	520,388
Operating loss	(105,989)	(111,850)	(158,022)	(243,623)
Other (expense) income, net:
Interest	(21,470)	18,661	(25,159)	(7,402)
Other	3,351	9,984	9,984	-
Total other (expense), net	(18,119)	(8,677)	(15,175)	(7,402)
Net loss	$(124,108)	$(120,527)	$(173,197)	$(251,025)

Net loss per share – Basic and Diluted	(0.02)	(0.02)	(0.02)	(0.03)

Weighted-average number of shares – Basic and Diluted	8,047,143	7,994,161	7,995,628	7,374,795

The accompanying notes are an integral part of these financial statements.

AMERICAN BREWING COMPANY, INC.

STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
FOR THE PERIOD ENDED SEPTEMBER 30, 2013 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2012 AND 2011

	Voting Common Stock		Nonvoting Common Stock		Preferred Stock		Common Stock
	100,000 Shares		100,000 Shares		1,000,000 Shares		50,000,000 Shares
	Authorized,		Authorized,		Authorized,		Authorized,
	No Par Value		No Par Value		$0.001 Par Value		$0.001 Par Value		Additional
	Number		Number		Number		Number		Paid-in	Accumulated
	of Shares	Amount	of Shares	Amount	of Shares	Amount	of Shares	Amount	Capital	Deficit	Total

Balance at January 1, 2011	1,000	$75,000	9,000	$300,000	-	$-	-	$-	$-	$120,806	$254,194
Conversion of Debt to Stock	115	8,625	495	66,375	-	-	-	-	-	-	75,000
Net Loss	-	-	-	-	-	-	-	-	-	(251,025)	(251,025)
Balance at December 31, 2011	1,115	83,625	9,495	366,375	-	-	-	-	-	(371,831)	78,169
Stock Issued for Cash	-	-	205	50,000						-	50,000
Net Loss	-	-	-	-						(173,197)	(173,197)
Balance at December 31, 2012	1,115	83,625	9,700	416,375	-	-	-	-	-	(545,028)	(45,028)
Reorganization	(1,115)	(83,625)	(9,700)	(416,375)	250,000	250	8,000,000	8,000	491,750	-	-
Issuance of Common Stock and Warrants for Consulting Services	-	-	-	-	-	-	990,000	990	187,510	-	188,500
Net Loss	-	-	-	-	-	-	-	-	-	(124,108)	(124,108)
Balance at September 30, 2013	-	$-	-	$-	250,000	$250	8,990,000	$8,990	$679,260	$(669,136)	$19,364

The accompanying notes are an integral part of these financial statements.

AMERICAN BREWING COMPANY, INC.

STATEMENTS OF CASH FLOWS

	(Unaudited)
	September 30,		December 31,
	2013	2012	2012	2011
Cash flows from operating activities:
Net loss	$(124,108)	$(120,527)	$(173,197)	$(251,025)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	76,805	67,066	92,034	64,729
(Gain) loss on the disposition of property and equipment	(3,351)	(9,984)	(9,984)	-
Changes in operating assets and liabilities:
Accounts receivable	4,697	(50,940)	(63,962)	(5,239)
Inventories	(4,947)	(7,621)	(2,284)	(5,780)
Other assets	(32,674)	(1,057)	(212)	(8,000)
Accounts payable	(13,086)	(7,887)	(2,228)	21,585
Due to related parties	-	(1,756)	(1,756)	1,756
Accrued expenses	72,538	171,923	225,576	190,447

Net cash (used in) provided by operating activities	(24,126)	39,217	63,987	8,473

Cash flows from investing activities:
Purchases of property and equipment	(25,700)	(52,565)	(77,104)	(195,752)
Proceeds from disposal of property and equipment	8,936	19,670	19,670	-

Net cash used in investing activities	$(16,764)	$32,895	$(57,434)	$(195,752)

The accompanying notes are an integral part of these financial statements.

AMERICAN BREWING COMPANY, INC.

STATEMENTS OF CASH FLOWS (Continued)

	(Unaudited)
	September 30,		December 31,
	2013	2012	2012	2011

Cash flows from financing activities:
Proceeds from note payable and related party notes	$85,700	$15,000	$39,540	$160,490
Issuance of stock for cash	-	50,000	50,000	-
Repayment of notes payable and capital lease payments	(58,548)	(45,262)	(64,121)	(29,192)

Net cash provided by financing activities	27,152	19,738	25,419	131,298

Change in cash and cash equivalents	(13,738)	26,060	31,972	(55,981)
Cash and cash equivalents at beginning of period	47,311	15,339	15,339	71,320

Cash and cash equivalents at end of period	$33,573	$41,399	$47,311	$15,339

Supplemental disclosure of cash flow information:
Interest paid	$8,970	$3,348	$7,088	$2,388

Noncash transactions:
Capitalization of property and equipment from notes payable or capital leases	$28,195	$52,544	$52,544	$67,455
Conversion of note payable to voting and nonvoting common stock	-	-	-	$75,000
Issuance of Common Stock and Warrants for prepaid consulting services	$188,500	-	-	-

The accompanying notes are an integral part of these financial statements.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE A – Organization and Basis of Presentation

American Brewing Company, Inc. (the “Company”) is engaged in the business of selling alcohol beverages throughout Western Washington state and in selected domestic markets. The Company produces beer under trade names including, among others, Breakaway IPA, Flying Monkey Pale Ale, Caboose Oatmeal Stout, American Blonde, Piper’s Scotch Ale, Brave American Brown Ale and Winter Classic.

The Company’s original articles of incorporation authorized the issuance of 100 shares of nonvoting and voting shares of stock each. On October 11, 2011, the Company’s articles of incorporation were amended to increase the authorized number of nonvoting and voting shares to 100,000 each.

In June 2013, pursuant to a unanimous written consent of voting shareholders’ and Board of Directors of the Company, the Company reorganized by way of a recapitalization of its capital structure on a tax free basis. In connection with the reorganization, the voting and nonvoting stock was exchanged for an aggregate of 8,000,000 shares of Common Stock and 250,000 shares of Preferred Stock, respectively.

For earnings per share information, the Company has retroactively restated the outstanding shares for weighted average shares used in the basic and diluted earnings per share calculations for all periods presented, as a result of the reorganizations.

NOTE B – Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

The interim unaudited condensed financial statements as of September 30, 2013 and 2012 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these condensed financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2012 included here within.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The more significant estimates and assumptions made by management include allowance for doubtful accounts, provision for excess or expired inventory, depreciation of property and equipment, warrant fair market values, refundable keg deposits and fair market value of equity instruments issued for goods or services. The current economic environment has increased the degree and uncertainty inherent in these estimates and assumptions.

Cash and Cash Equivalents

Cash and cash equivalents at September 30, 2013, December 31, 2012 and 2011, included cash on-hand. Cash equivalents are considered all accounts with a maturity date within 90 days.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable primarily consist of trade receivables. The Company records an allowance for doubtful accounts that is based on historical trends, customer knowledge, any known disputes, and the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Receivables are written off against the allowance after all attempts to collect a receivable have failed. The Company believes its allowance for doubtful accounts as of September 30, 2013, December 31, 2012 and 2011 are adequate, but actual write-offs could exceed the recorded allowance. During the nine month periods ended September 30, 2013 and 2012, and for the years ended December 31, 2012 and 2011, there were no accounts written-off.

Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and trade receivables. The Company places its cash equivalents with high credit quality financial institutions.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Concentrations of Credit Risk (Continued)

The Company sells primarily to independent beer distributors across Western Washington State as well as self distributing to local businesses. Sales outside of Washington State are insignificant. Receivables arising from these sales are not collateralized; however, credit risk is minimized by continuing to diversify the Company’s customer base. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. There were no individual customer accounts receivable balances outstanding at December 31, 2012 that were in excess of 10% of the gross accounts receivable balance. As of September 30, 2013 four customers represented 89% of outstanding receivables. As of December 31, 2011, four customers made up most of the outstanding accounts receivable. For the nine months period ended September 30, 2013 and 2012, three customers represented approximately 55% and 41% of revenue, respectively. For the years ended December 31, 2012 and 2011, three customers and one customer represented approximately 38% and 17% of total revenue, respectively. For the nine months period ended September 30, 2013 and 2012, two suppliers of grain represented approximately 92% and 99% of cost of goods sold, respectively. For the years ended December 2012 and 2011, two suppliers of grain represented approximately 99% and 71% of the cost of goods sold, respectively.

Financial Instruments and Fair Value of Financial Instruments

The Company applies the provisions of accounting guidance, FASB Topic ASC 825, Financial Instruments, that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of September 30, 2013, December 31, 2012 and 2011, the fair value of cash, accounts payable, accrued expenses, notes payable, and capital leases obligations approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Financial Instruments and Fair Value of Financial Instruments (Continued)

The Company defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

·	Level 1 — Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

·
Level 2 — Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability.

·	Level 3 — Level 3 inputs are unobservable inputs for the asset or liability in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs.  The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Accounting for Derivatives Liabilities

The Company evaluates stock options, stock warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date. The Company determined that none of the company’s financial instruments meet the criteria for derivative accounting as of September 30, 2013, December 31, 2012 and 2011.

Share-Based Compensation

The Company accounts for share-based compensation under the fair value recognition provisions of ASC Topic 718, Stock Compensation .

There were no grants of employee options during the nine months period ended September 30, 2013 and years ended December 31, 2012 and 2011.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Inventories and Provision for Excess or Expired Inventory

Inventories consist of raw materials, work in process and finished goods. Raw materials, which principally consist of hops, other brewing materials and packaging, are stated at the lower of cost (first-in, first-out basis) or market value. The cost elements of work in process and finished goods inventory consist of raw materials and direct labor.

The provisions for excess or expired inventory are based on management’s estimates of forecasted usage of inventories on hand and under contract. A significant change in the timing or level of demand for certain products as compared to forecasted amounts may result in recording additional provisions for excess or expired inventory in the future. Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses on its raw materials.

The computation of the excess hops inventory requires management to make certain assumptions regarding future sales growth, product mix, new products, cancellation costs, and supply, among others. The Company manages inventory levels and potential purchase commitments in an effort to maximize utilization of hops on hand and hops under commitment. The Company’s accounting policy for hops inventory and potential purchase commitments is to recognize a loss by establishing a reserve to the extent inventory levels and commitments exceed management’s expected future usage. To date, the amount has been immaterial.

The Company used the ‘just in time’ method to process orders. As a result, the Company had minimal inventory on hand and did not recognize any provision for excess or expired inventory.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Property and Equipment

Property and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Major renewals and betterments that extend the life of the property are capitalized. Depreciation is computed using the straight-line method based upon the estimated useful lives of the underlying assets as follows:

Kegs	5 years

Machinery and equipment	7 years

Office equipment and furniture, and vehicles	5 years

Leasehold improvements	Lesser of the remaining term of the lease or estimated useful life of the asset

Long-lived Assets

The Company’s long-lived assets consisted of property and equipment and are reviewed for impairment in accordance with the guidance of the FASB Topic ASC 360, Property, Plant, and Equipment,  and FASB ASC Topic 205, Presentation of Financial Statements.  The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset.  If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Impairment evaluations involve management’s estimates on asset useful lives and future cash flows.  Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions.  Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Through September 30, 2013, the Company had not experienced impairment losses on its long-lived assets.  However, there can be no assurances that demand for the Company’s  products or services will continue, which could result in an impairment of long-lived assets in the future.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Refundable Deposits on Kegs

The Company distributes its draft beer in kegs to wholesalers. All kegs are leased or owned by the Company. Purchased kegs are reflected in the Company’s balance sheets in property and equipment at cost of approximately $134,000, $126,000 and $79,000 as of September 30, 2013, December 31, 2012 and 2011, respectively. Upon shipment of beer to wholesalers, the Company collects a refundable deposit on the kegs which are included in the accrued expenses in current liabilities in the Company’s balance sheets. Refundable keg deposits were approximately $63,000, $93,000 and $17,000 as of September 30, 2013, December 31, 2012 and 2011, respectively. Upon return of the kegs to the Company, the deposit is refunded to the wholesaler.

The Company has experienced some loss of kegs and anticipates that some loss will occur in future periods due to the significant volume of kegs handled by each wholesaler and retailer, the homogeneous nature of kegs owned by most brewers and the relatively small deposit collected for each keg when compared with its market value. The Company believes that this is an industry-wide issue and that the Company’s loss experience is not atypical. The Company believes that the loss of kegs, after considering the forfeiture of related deposits, has not been material to the financial statements. The Company uses internal records, records maintained by wholesalers, records maintained by other third party vendors and historical information to estimate the physical count of kegs held by wholesalers. These estimates affect the amount recorded as property, plant and equipment and current liabilities as of the date of the financial statements. The actual liability for refundable deposits could differ from these estimates.

Due to Related Parties

The Company received advances or had expenditures made on the Company’s behalf from shareholders for operating expenses and property and equipment purchases. The amounts received or expenditures do not bear interest or have a maturity date. During the nine months period ended September 30, 2013, the Company did not receive any advances nor have any expenditures made on the Company’s behalf. During 2012, the Company received approximately $8,300 and repaid approximately $10,500. During 2011, the Company received approximately $137,000 in cash, of which, the Company converted $75,000 into 115 shares of voting and 495 shares of nonvoting common stock, issued a note payable to shareholder for approximately $50,000, and repaid approximately $10,000.  The balance due to related parties was nil at September 30, 2013 and December 31, 2012, and approximately $1,700 at December 31, 2011.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Noncash Equity Transactions

Shares of equity instruments issued for noncash consideration are recorded at the estimated fair market value of the consideration received based on the estimated market value of services to be rendered, or at the estimated value of the goods received. During 2011, the Company converted approximately $75,000 due to related party into 115 shares of voting common stock and 495 shares of nonvoting stock.

During the period ended September 30, 2013, the Company issued 990,000 post reorganization shares of common stock and warrants to purchase 1,000,000 post reorganization shares of common stock to a consultant for services to be performed.  The Company estimated the fair market value of the common shares and warrants to be $188,500, which the Company has recorded under prepaid expenses in the accompanying balance sheet at September 30, 2013.  The Company will recognize the amount to expense in the statement of operations as the services are performed.

Revenue Recognition

The Company recognizes revenue on product sales at the time when the product is shipped and the following conditions are met: persuasive evidence of an arrangement exists, title has passed to the customer according to the shipping terms, the price is fixed and determinable, and collection of the sales proceeds is reasonably assured. If the conditions for revenue recognition are not met, the Company defers the revenue until all conditions are met. Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the statements of operations. Revenue recognized was approximately $751,000, $631,000, $863,000 and $407,000 for the nine month periods ended September 30, 2013 and 2012, and years ended December 31, 2012 and 2011, respectively.

Excise Taxes

The Company is responsible for compliance with the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Treasury Department (the “TTB”) regulations which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the TTB. Individual states also impose excise taxes on alcohol beverages in varying amounts. The Company calculates its excise tax expense based upon units produced and on its understanding of the applicable excise tax laws. Excise taxes were approximately $16,000, $8,000, $13,000 and $4,000 for the nine month periods ended September 30, 2013 and 2012, and years ended December 31, 2012 and 2011, respectively.

Shipping and Handling Costs

Shipping and handling costs for all wholesale sales transactions are billed to the customer and are included in cost of goods sold for all periods presented.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Cost of Goods Sold

Cost of goods sold mainly consisted of raw material costs, packaging costs, and bottling costs. Costs are recognized when the related revenue is recorded.

Advertising and Sales Promotions

Advertising, promotional and selling expenses consisted of tap handles, media advertising costs, sales and marketing expenses, and promotional activity expenses. Expenses are recognized when incurred.

General and Administrative Expenses

General and administrative expenses consisted of professional service fees, rent and utility expenses, meals, salary and benefit expenses, insurance costs, travel and entertainment expenses, and other general and administrative overhead costs. Expenses are recognized when incurred.

Customer Programs and Incentives

Customer programs and incentives, which include customer promotional discount programs and customer incentives, are a common practice in the alcohol beverage industry. The Company incurs customer program costs to promote sales of products and to maintain competitive pricing. Amounts paid in connection with customer programs and incentives are recorded as reductions to net revenue or as advertising, promotional and selling expenses in accordance with ASC Topic 605-50,  Revenue Recognition—Customer Payments and Incentives, based on the nature of the expenditure.

The Company did not incur any significant customer programs and incentive costs in the nine month periods ended September 30, 2013 and 2012, or for the years ended December 31, 2012 and 2011.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company had elected to be taxed under the provisions of subchapter S of the Internal Revenue Code for federal and state purposes. Under these provisions, the Company did not pay US corporate income taxes on its taxable income. However, the Company was subject to various state and franchise taxes. In addition, the stockholders are liable for individual federal and state income taxes on the Company’s taxable income.

The Company’s S-Corporation election terminated in June 2013 in connection with the expectation of the initial public offering of the Company’s common stock and the issuance of preferred stock which automatically terminated the Company’s subchapter S status. From the Company’s inception in 2010, it was not subject to federal and state income taxes since it was operating under an S-Corporation election. As of June 1, 2013, the Company became subject to corporate federal and state income taxes.  The financial statements presented herein, are presented as the Company being subject to S-corporation taxes for the periods being presented. See Note L for unaudited pro-forma effect on historical financial information to show the impact if the Company had been subject to C-corporation taxes for the periods being presented.

Effective June 1, 2013, under the asset and liability method prescribed under ASC 740, Income Taxes, the Company uses the liability method of accounting for income taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

The Company expects to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2012, the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. To date, the Company has not incurred any interest or tax penalties.

For federal tax purposes, the Company’s 2010 through 2012 tax years remain open for examination by the tax authorities under the normal three-year statute of limitations.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted-average common shares outstanding. Diluted net income per share is calculated by dividing net income by the weighted-average common shares outstanding during the period using the treasury stock method or the two-class method, whichever is more dilutive. As the Company incurred net losses for the nine month periods ended September 30, 2013 and 2012, and years ended December 31, 2012 and 2011 no potentially dilutive securities were included in the calculation of diluted earnings per share as the impact would have been anti-dilutive. Therefore, basic and dilutive net income (loss) per share were the same.

Segment Information

The Company operates in two segments in accordance with accounting guidance Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting. Our Chief Executive Officer has been identified as the chief operating decision maker as defined by FASB ASC Topic 280. See additional discussion at Note K.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE B – Summary of Significant Accounting Policies (Continued)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company had an accumulated deficit of approximately $670,000, $545,000 and $372,000 at September 30, 2013, December 31, 2012 and 2011, respectively, had a net loss of approximately $124,000, $120,000, $173,000 and $251,000 for the nine month periods ended September 30, 2013 and 2012, and years ended December 31, 2012 and 2011, respectively, and working capital deficit of approximately $423,000, $424,000 and $342,000 at September 30, 2013, December 31, 2012 and 2011, respectively.  These matters, among others, raise substantial doubt about our ability to continue as a going concern.

While the Company is attempting to increase operations and generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public offering.  In addition, the Company has offered a private placement memorandum for the placement of 2,000,000 shares of common stock at $0.50 per share, for a total of approximately $890,000, net of approximately $110,000 in placement fees. The subscription period terminates on or before December 31, 2013, with an option to be extended 60 days.  As of the date of the issuance of these Financial Statements the Company has closed the private placement memorandum and raised approximately $715,000 in aggregate and issued 1,430,000 post reorganization shares of common stock related to this private placement.  In addition, the Company is contemplating registering for sale 570,000 shares of common stock at a price of $0.50 per share.  The offering will be conducted on a self underwritten and best efforts basis.  There is no assurance that the offering will be successful or that the maximum number of shares or amounts will be attained. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate additional revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

Recent Accounting Pronouncements

The Company has evaluated new accounting pronouncements that have been issued and are not yet effective for the Company and determined that there are no such pronouncements expected to have an impact on the Company’s future financial statements.

NOTE C – Inventories

Inventories consist of raw materials, work in process and finished goods. Raw materials, which principally consist of hops, other brewing materials, are stated at the lower of cost, determined on the first-in, first-out basis, or market. Inventories are generally classified as current assets. The Company has yearly contracts with vendors to supply essential hop varieties on-hand in order to limit the risk of an unexpected reduction in supply or price fluctuations. The cost elements of work in process and finished goods inventory consist of raw materials.

Inventories consisted of the following as of:

	(Unaudited)
	September 30,	December 31,
	2013	2012	2011

Raw materials	$-	$-	$-
Work in progress	13,011	8,064	5,780
Finished goods	-	-	-

	$13,011	$8,064	$5,780

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE D – Other Assets

Other assets consisted of the following as of:

	(Unaudited)
	September 30,	December 31,
	2013	2012	2011

Rent deposit	$12,816	$9,468	$9,468
Equipment deposit	29,251	-	-
Other	287	212	-

	$42,354	$9,680	$9,468

The Company has committed to purchasing additional property and equipment of approximately $60,000. A down payment of approximately $30,000 has been made.

NOTE E – Property and Equipment

Property and equipment consisted of the following as of:

	(Unaudited)
	September 30,	December 31,
	2013	2012	2011

Machinery and equipment	$444,752	$409,979	$347,292
Kegs	134,345	126,393	79,538
Trucks	21,401	21,401	21,401
Office equipment and furniture	17,071	17,071	12,077
Leasehold improvements	61,207	61,207	61,207
	678,776	636,051	521,515
Less accumulated depreciation	(233,039)	(161,819)	(75,211)

	$445,737	$474,232	$446,304

Property and equipment at September 30, 2013, and December 31, 2012 and 2011, included fixed assets acquired under capital lease agreements of approximately $160,000, $160,000 and $107,000, respectively, and accumulated depreciation on these assets was approximately $45,000, $31,000 and $10,000, respectively

Depreciation expense was approximately $77,000, $67,000, $92,000 and $65,000 for the nine month periods ended September 30, 2013 and 2012, and years ended December 31, 2012 and 2011, respectively.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE F – Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following as of:

	(Unaudited)
	September 30,	December 31,
	2013	2012	2011

Accrued officer compensation	$425,000	$320,000	$180,000
Refundable deposits on kegs	62,587	93,535	17,277
Accrued payroll and payroll taxes	18,812	15,942	16,028
Accrued interest	14,185	5,215	140
Other accrued liabilities	7,977	21,331	17,002

	$528,561	$456,023	$230,447

NOTE G – Notes Payable and Capital Leases

Notes payable and capital leases consisted of the following as of:

	(Unaudited)
	September 30,	December 31,
	2013	2012	2011

Notes payable	$36,267	$22,663	$24,108
Notes payable to shareholders	158,925	75,030	50,490
Capital leases	38,291	80,443	75,575
	233,483	178,136	150,173
Less current portion*	(187,841)	(73,651)	(114,131)

	$45,642	$104,485	$36,042

*Includes amounts due in 2014 and remainder of 2013.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE G – Notes Payable and Capital Leases (Continued)

Notes Payable

On or about November 1, 2011, the Company issued an unsecured $25,000 note payable to a third party. The note bears interest at 10% annually, monthly principal and interest payments of $1,100, and matures two years from the date of issuance. Principal payments of approximately $10,000, $11,000, and $1,000 were made in the first nine months of 2013, and in fiscal years 2012 and 2011, respectively.

On or about April 30, 2012, the Company issued an unsecured $15,000 note payable to a third party. The note bears interest at 10% annually, monthly principal and interest payments of $750, and matures two years from the date of issuance. Principal payments of approximately $6,000 and $5,000 were made in the first nine months of 2013 and in fiscal year 2012, respectively.

During September 30, 2013, the Company borrowed $30,000 from NUWA Group, LLC.  The note bears interest at 0%,, matures December 15, 2013 and has a default rate of 5%.  No Payments have been made on this note.

Interest expense for these notes payable was approximately $1,200 and $2,100 for the nine month periods ended September 30, 2013 and 2012, respectively, and $3,000 and $200 for the years ended December 31, 2012 and 2011, respectively.

The notes mature as follows:

Remaining three months in 2013	$34,809
2014	1,458

$36,267

Notes Payable to Shareholders

On or about November 10, 2011, the Company issued an unsecured $10,000 note payable to a shareholder. The note bears interest at 10% annually. The note was repaid in full in 2011.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE G – Notes Payable and Capital Leases (Continued)

Notes Payable to Shareholders (Continued)

During 2011, the Company borrowed $50,490 from a shareholder, which the Company and shareholder formalized into a note payable on or about  February 3, 2012. The note requires no principal payments until due. The note bears interest at 10% annually and matures two years from the date of issuance. No principal payments have been made. The Company included the borrowing in notes payable to shareholders at September 30, 2013, and December 31, 2012 and 2011.

On or about October 1, 2012, the Company issued an unsecured $14,280 note payable to a shareholder. The note requires no principal payments until due. The note bears interest at 10% annually and matures two years from the date of issuance. No principal payments have been made.

On or about November 26, 2012, the Company issued an unsecured $10,260 note payable to a shareholder. The note bears interest at 10% annually and matures two years from the date of issuance with no monthly principal payments required. No principal payments have been made.

During the nine months ended September 30, 2013, the Company issued a series of unsecured notes payable to shareholders for amounts between $3,800 and $28,195, for a total of approximately $84,000, of which approximately $28,000 was used to finance the purchase of property and equipment. The notes require no principal payments until due, which mature on various dates between December 31, 2013 and December 30, 2015. The notes bear interest at 10% annually. No principal payments have been made on any note payable to shareholders.

Interest expense was approximately $9,000 and $3,300 for the nine months periods ended September 30, 2013 and 2012, respectively, and $3,000 and $100 for the years ended December 31, 2012 and 2011, respectively.

The notes mature as follows:

Remaining three months in 2013	$28,195
2014	90,030
2015	40,700

$158,925

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE G – Notes Payable and Capital Leases (Continued)

Capital Leases

The Company has entered into various capital lease agreements to obtain property and equipment for operations. These agreements range from 2 to 3 years with interest rates ranging from 5% to 6%. These leases are secured by the underlying leased property and equipment.

In 2012, the Company entered into one capital lease agreement for machinery and equipment. Monthly payments are approximately $1,600, the lease terminates in March 2015. The lease provides for a bargain purchase option at the termination of the lease. As of September 30, 2013, total remaining payments under this lease is approximately $29,000. The Company accounts for this arrangement as a capital lease.

In 2011, the Company entered into various capital lease agreements for machinery and equipment and vehicles. Monthly payments range from approximately $800 to $900, and the leases terminate on various dates between August 2013 to March 2014.  The leases provide for bargain purchase options at the termination of each lease. As of September 30, 2013, total remaining payments under these leases is approximately $9,500. The Company accounts for these arrangements as capital leases.

As of September 30, 2013, the capitalized amount of the equipment, truck and accumulated depreciation was approximately $139,000, $21,000, and $45,000, respectively.

As of December 31, 2012, the capitalized amount of the equipment, truck and accumulated depreciation was approximately $139,000, $21,000, and $31,000, respectively.

As of December 31, 2011, the capitalized amount of the equipment, truck and accumulated depreciation was approximately $86,000, $21,000, and $10,000, respectively.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE G – Notes Payable and Capital Leases (Continued)

Capital Leases (Continued)

The minimum lease payments are as follows:

Remaining Three months in 2013	$11,056
2014	23,520
2015	4,983
Less amount representing interest	39,559
(1,268)
$38,291
Current Portion	$33,349
Long-Term Portion	$4,942

NOTE H – Common Stock

Voting Common Stock

Prior to the reorganization, the Company had authorized 100,000 shares of voting common stock authorized and had 1,115 shares outstanding

During 2011, the Company converted $8,625 due to a related party into 115 shares of voting common stock.

Nonvoting Common Stock

Prior to the reorganization, the Company had authorized 100,000 share of nonvoting common stock and had 9,700 shares outstanding.

During 2011, the Company converted $66,375 due to a related party into 495 shares of nonvoting common stock.

During 2012, the Company issued 205 shares of nonvoting common stock for $50,000.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE H – Common Stock (Continued)

Common and Preferred Stock

In June 2013, pursuant to a unanimous written consent of voting shareholders’ and Board of Directors of the Company, the Company reorganized by way of a recapitalization of its capital structure on a tax free basis. In connection with the reorganization, the 1,115 voting and 9,700 nonvoting stock was exchanged for an aggregate of 8,000,000 shares of Common Stock and 250,000 shares of Preferred Stock.

During the period ended September 30, 2013, the Company issued 990,000 post reorganization shares of common stock to a consultant for services to be provided.  The Company estimated the share price to be $0.15 per share for a total value of $148,500.  The Company recorded the amount under prepaid expenses in the accompanying balance sheet at September 30, 2013.  The Company will recognize the amount to expense in the statement of operations ratably as the services are provided.  As of September 30, 2013, no services had yet been provided in relation to these shares.

Furthermore, the Company’s articles of incorporation were amended. Pursuant to the amended articles of incorporation, the Company is authorized to issue 50,000,000 shares of common stock, each having a par value of $0.001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested. The Corporation is also authorized to issue 1,000,000 Series A Preferred Shares, each having a par value of $0.001. The Series A Preferred Shares may carry voting rights, distribution rights, dividend rights, redemption rights, liquidation preferences and conversions as designated by the Board of Directors. As of September 30, 2013, the designation of Series A Preferred Shares as follows:

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE H – Common Stock (Continued)

Rank – Except for voting rights specifically granted to the Series A Preferred Shares shall rank (i) prior to any class or series of capital stock the Company herein after created not specifically ranking by its terms senior to or on parity with any Series A Preferred Stock or whatever subdivision; and (ii) parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity of Series A Preferred Stock in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

Dividends – The Series A Preferred Stock is eligible for dividends at the discretion of the Board of Directors.

Liquidation Preference – Liquidation preference with respect to each share of Series A Preferred Stock means an amount equal to the Stated Value thereof.

Conversion and Redemption – The Series A Preferred Shares have no conversion or redemption rights.

Voting – Each share of Series A Preferred Stock shall have 500 votes for any election or other vote placed before the shareholders of the corporation.

NOTE I – Earnings Per Share

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE I – Earnings Per Share (continued)

As the Company has net losses, the Company had no potential dilutive securities for the nine months period ended September 30, 2013 and 2012 and years ended December 31, 2012 and 2011. Therefore, there was no difference in the basic and dilutive earnings (loss) per share.

The following table sets forth the computation of basic and diluted net income per share:

	For the Nine Month Periods
	Ended September 30,
	2013	2012

Net loss attributable to common stockholders	$(124,108)	$(120,527)

Basic weighted average outstanding shares of common stock	8,047,143	7,994,161
Dilutive effect of common stock equivalents	-	-
Dilutive weighted average common stock equivalents	8,047,143	7,994,161

Net loss per share of voting and nonvoting
common stock Basic and Diluted	$(0.02)	$(0.02)

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE I – Earnings Per Share (Continued)

	For the Years
	Ended December 31,
	2012	2011

Net loss attributable to common stockholders	$(173,197)	$(251,025)

Basic weighted average outstanding shares of common stock	7,995,628	7,374,795
Dilutive effect of common stock equivalents	-	-
Dilutive weighted average common stock equivalents	7,995,628	7,374,795

Net loss per share of voting and nonvoting
common stock Basic and Diluted	$(0.02)	$(0.03)

NOTE J – Commitments and Contingencies

Legal

The Company is not involved in any legal matters arising in the normal course of business.  While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE J – Commitments and Contingencies (Continued)

Purchase Commitments

The Company entered into contracts for the supply of a portion of its hops requirements. These purchase contracts extend through crop year 2017 and specify both the quantities and prices to which the Company is committed. As of September 30, 2013, hops purchase commitments outstanding was approximately $659,000.  As of September 30, 2013, projected cash outflows under hops purchase commitments for each of the remaining years under the contracts are as follows:

Remaining three months in 2013	$8,000
2014	214,000
2015	177,000
2016	130,000
2017	130,000
$659,000

These commitments are not accrued in the balance of the Company at September 30, 2013, or December 31, 2012 and 2011. In addition, the Company has elected not to recognize the purchase contracts as cash flow hedges in accordance with ASC Topic 815, Derivatives and Hedges.

Lease Commitments

On or about August 1, 2010, the Company entered into a facilities lease with a third party. The lease term is 39 months. The monthly base rent of $1,077 increases annually based on the Consumer Price Index All Urban Consumers U.S. City Average. Monthly rent payments also include common area maintenance charges, taxes, and other charges. As of September 30, 2013, the minimum monthly lease payment was $2,637. Rent expense was approximately $27,000 and $24,000 for the nine month periods ended September 30, 2013 and 2012 respectively, and $29,000 for years ended December 31, 2012 and 2011, respectively.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE J – Commitments and Contingencies (Continued)

Lease Commitments (Continued)

On or about September 28, 2011, the Company entered into a keg rental supply and services agreement with a third party. The initial rental period is a term of 36 months, and began on the date of delivery of the kegs. The agreement automatically extends on month-to-month basis for an additional 36 months, unless terminated by either party with a 30 day notice. Monthly keg rental fees are $512 and $476 for the initial and extended rental period, respectively. A deposit of $4,000 was made prior to delivery.

On or about October 21, 2011, the Company entered into a keg rental supply and services agreement with a third party. The initial rental period is a term of 36 months, and began on the date of delivery of the kegs. The agreement automatically extends on month-to-month basis for an additional 36 months. After the 72nd month, the Company can elect to enter into a final 24 month rental period. At the conclusion of the final rental period the Company can purchase the kegs between $40 to $50 each. Monthly keg rental fees are $670, $622, and $500 for the initial, extended and final rental period.

On or about January 24, 2012, the Company entered into a keg rental supply and services agreement with a third party. The initial rental period is a term of 36 months, and began on the date of delivery of the kegs. The agreement automatically extends on month-to-month basis for an additional 36 months. After the 72nd month, the Company can elect to enter into a final 24 month rental period. At the conclusion of the final rental period the Company can purchase the kegs between $40 to $50 each. Monthly keg rental fees are $670, $622, and $500 for the initial, extended and final rental period. A deposit of $4,000 was made prior to delivery.

Approximate aggregate minimum annual rental payments for all operating lease agreements as of September 30, 2013, are as follows:

Remaining three months in 2013	$8,000
2014	22,000
2015	22,000
2016	22,000
2017	18,000
$92,000

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE J – Commitments and Contingencies (Continued)

Consulting Agreement

During the period ended September 30, 2013, the Company entered into a consulting and professional services agreement with a third party. The following represents a summary of the agreement which does not include all aspects that a specific reader of these statements may require, as a result, the Company advises any investor or debt holder to inquire management for an opportunity to read the agreement in full. The agreement required the Company to issue to the third party 9.99% of the outstanding shares of common stock, aggregating to 990,000 shares of common stock, and warrants equal to 10% of the outstanding shares of common stock, aggregating to 1,000,000 shares of common stock at an exercise price of $1.00 per share for services to be performed.

The Company estimated the fair market value of the common stock to be $0.15 per share for a total value of $148,500.

The Company estimated the fair market value of the warrants granted to be $40,000.  The Company estimated the fair market value of the warrants using the black-scholes option pricing model, since the warrants were fixed in number of shares to be purchased and exercise price.

The valuation of the warrants was calculated using the following variable inputs:

1.  Expected volatility was 100%;
2.  Expected risk free rate of interest was 0.40%;
3.  Expected dividends of 0%;
4.  Expected forfeiture rate was 0%;
5.  Exercise price was $1.00; and
6.  Expected life in years was 3.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE J – Commitments and Contingencies (Continued)

Expected volatility is based on the Company’s expected historical volatility and analysis of comparable companies in the industry in which the company operates.  The risk free rate of interest represents the implied yield from the U.S. Treasury zero coupon yield of the contractual term of the warrants.  Expected dividend is 0% because the Company has not and does not expect to pay dividends in the future.  Forfeiture rate is 0% because the Company does not expect these warrants to be forfeited in the future.

As a result, the Company has recorded the estimated fair market value of the common stock issued of $148,500 and the estimated fair market value of the warrants granted of $40,000, for a total combined value of $188,500 under prepaid expenses in the accompanying balance sheet as of September 30, 2013 as no services have yet been performed in relation to this contract at September 30, 2013.  The Company will expense to general and administrative expenses in the statement of operations ratably as the services are performed.

The agreement provides for the consultant to provide a combination of cash and services. In summary, the services to be provided include, among others, business development, strategic and public market placement planning and execution of going public, and aftermarket investor relations services. As of September 30, 2013, no services were rendered, and no amounts have been accrued or incurred as of September 30, 2013.

The agreement terminates one year from the date of the agreement if a registration statement S-1 is not filed, which would allow the third party to 1) demand repayment of all cash contributions made to the Company plus 10% accrued interest, and 2) require the Company to issue 5% of the total outstanding shares of the Company’s common stock as of the date of termination.

NOTE K – Segment Information

The Company’s operations are classified into the sale of alcohol to retail customers through the Company’s tasting room, and wholesale sales to distributors. Our retail division is located in the greater Seattle, Washington area and serves walk-in customers seven days a week. Our wholesale division sells to distributors primarily in the greater Seattle, Washington area. Although both segments are involved in the sale and distribution of alcohol, they serve different customers and are managed separately, requiring specialized expertise. We determined our operating segments in accordance with FASB ASC Topic 280, Segment Reporting.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE K – Segment Information (Continued)

Results of the operating segments are as follows:

	(Unaudited)
	September 30, 2013
	Retail	Wholesale	Total

Sales	$190,030	$560,576	$750,606
Less excise taxes	3,990	11,681	15,671
Net revenue	186,040	548,895	734,935
Cost of goods sold	74,034	216,728	290,762
Gross profit	$112,006	$332,167	$444,173

Accounts receivable	$-	$64,504	$64,504

Property and equipment,
net of accumulated depreciation	$44,834	$400,903	$445,737

	(Unaudited)
	September 30, 2012
	Retail	Wholesale	Total

Sales	$140,725	$489,800	$630,525
Less excise taxes	1,864	6,450	8,314
Net revenue	138,861	483,350	622,211
Cost of goods sold	40,635	140,653	181,288
Gross profit	$98,226	$342,697	$440,923

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE K – Segment Information (Continued)

	December 31, 2012
	Retail	Wholesale	Total

Sales	$184,783	$678,398	$863,181
Less excise taxes	2,871	10,474	13,345
Net revenue	181,912	667,924	849,836
Cost of goods sold	54,553	198,989	253,542
Gross profit	$127,359	$468,935	$596,294

Accounts receivable	$-	$69,201	$69,201

Property and equipment,
net of accumulated depreciation	$53,953	$420,279	$474,232

	December 31, 2011
	Retail	Wholesale	Total

Sales	$129,808	$277,053	$406,861
Less excise taxes	1,322	2,820	4,142
Net revenue	128,486	274,233	402,719
Cost of goods sold	40,208	85,746	125,954
Gross profit	$88,278	$188,487	$276,765

Accounts receivable	$-	$5,239	$5,239

Property and equipment,
net of accumulated depreciation	$61,052	$385,252	$446,304

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE L – PRO-FORMA INCOME TAX (UNAUDITED)

For the periods presented in the financial statements, the Company was taxed as a subchapter S-Corporation and therefore did not have a material federal or state tax liability. In June 2013, the Company, in contemplation of an initial public offering of the Company’s common stock, issued preferred stock. In accordance with Internal Revenue Service regulations, the issuance of preferred stock automatically terminated the Company’s subchapter S status, resulting in the conversion of the Company to a C-Corporation. The financial statements, herein, have been presented as subchapter S-Corporation for the periods presented. The Company’s net loss before income taxes totaled approximately $173,000 and $251,000 for the years ended December 31, 2012 and 2011, respectively. Below is presented to show the unaudited pro-forma tax effect on the company and the historical financial information presented herein. The unaudited pro-forma information is not indicative of what is to be expected on future operations of the Company on a pro-forma basis.

The Company’s unaudited pro-forma deferred tax assets and liabilities would consist of the following:

	December 31,
	2012	2011
Current Assets and Liabilities:
Accrued Expenses	$108,000	$61,000
Net operating loss	185,000	126,000
Total	293,000	187,000
Valuation Allowance	(293,000)	(187,000)
Unaudited Pro-Forma Total Deferred Tax Asset, Net	-	-
Variance	-	-
As reported	$-	$-

The unaudited pro-forma provisions for income taxes for the years ending December 31 consist of the following:

December 31,
	2012	2011
Deferred tax (benefit) expense	$-	$-
Current provision	-	-
Unaudited Pro-Forma Total Provision for Income Taxes
Variance	-	-
As reported	$-	$-

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE L – PRO-FORMA INCOME TAX(UNAUDITED) (Continued)

The items accounting for the difference between unaudited pro-forma income taxes computed at the federal statutory rate and the unaudited pro-forma provision for income taxes are as follows:

	2012		2011
		Impact on		Impact on
	Amount	Rate	Amount	Rate
Income tax (benefit) expense	$(60,000)	35.00%	$(88,000)	35.00%
State tax, net of Federal effect	-	-	-	-
Permanent differences	-	-	-	-
Valuation allowance	60,000	35.00%	88,000	35.00%
Total Pro-Forma Provision	$-	-%	$-	-%

NOTE M – Subsequent Events

The Company follows the guidance in ASC Topic 855, Subsequent Events, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 sets forth (i) the period after the balance sheet date during which management of a reporting entity evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

The Company evaluated subsequent events occurring up to the date of issuance of the financial statements.

Subsequent to September 30, 2013 the company has entered into a two year lease extension for the current space housing the companies tasting room and production facilities.  The company also entered into a two year lease on additional warehouse space.  These leases commence January 1, 2014.  A minimum lease payment for both spaces is $4,709 per month.

AMERICAN BREWING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012 (UNAUDITED), DECEMBER 31, 2012 AND 2011

NOTE M – Subsequent Events (continued)

The Company is in the process of a money raise pursuant to a Private Placement Memorandum, in which the Company appointed a third party underwriter as its exclusive agent to sell the common shares of the Company on a "best efforts" basis with a maximum of $1,000,000 being offered at an offering price of $0.50 per common share.. The subscription period terminates December 31, 2013, which period may be extended for not more than one additional 60 day period upon the mutual agreement of the underwriter and the Company. As of the date of issuance of these financial statements, the Company has closed the private placement memorandum and has raised approximately $715,000 in aggregate and issued 1,430,000 shares of common stock related to this Private Placement Memorandum. The Company shall pay the underwriter a commission of eight percent (8%); a three percent (3%) dealer manager fee and issue underwriter warrants at a strike price of $1.00 per share equal to $0.15 for each common share sold in the offering and expense reimbursements. Such warrants will not be exercised before one year from the date of their issuance and not after three years from the date of their issuance. The shares underlying the warrants shall receive piggy-back registration and/or sale rights for any registration statement filed by the Company. There is no assurance that the offering will be successful or that the maximum number of shares or amounts will be attained and that the Company will be able to complete a successful initial public offering.

On December 31, 2013 the company issued a total of 41,500 shares of common stock to various employees and individuals as a bonus or payment for services rendered.  The value of shares issued was approximately $20,750 based on the private placement memoranda price at $0.50 per share.

On December 31, 2013 certain shareholders and directors converted approximately $185,000 notes payable, including interest, into 368,817 shares of common stock. The conversion price of $0.50 per share was based on the Company’s recent private placement memorandum.   Subsequent to the conversion, it was determined that there was a debt calculation error, resulting in the conversion of $180,000 in notes payable, rather than $185,000 in notes payable.  The change to the debt converted resulted in a change in the issuance of common stock from 368,817 shares to 355,354 shares.

In January 2014, the Company entered into three various term length Consulting Agreements to cover such issues as strategic planning, investor relations, social media marketing and management. In lieu of cash payment for such services, the company has agreed to issue shares of common stock which will be valued at $0.50 per share which is in relationship to the PPM raise.

Three Consulting Agreements are for services to be provided for a three month period of time effective January 6, 2014.  These agreements are with: GRQ Consultants for a total of 375,000 shares, Stetson Capital Investments for 50,000 shares and Verge Consulting for 50,000 shares.

One Consulting Agreement is for services to be provided for a three month period of time effective January 24, 2014.  This agreement is with Melechdavid, Inc. for a total of 200,000 shares.

One Consulting Agreement is for services to be provided for a six month period of time effective January 6, 2014 with DALA, LLC for a total of 200,000 shares.

One Consulting Agreement is for services to be provided for a one month period of time effective January 2, 2014 with Palladium Capital Advisors for a total of 25,000 shares.

One Consulting Agreement is for services to be provided for a three month period of time effective February 13, 2014 with Verge Consulting for 150,000 shares.

One Consulting Agreement is for services to be provided for a three month period of time effective February 21, 2014 with Stetson Capital Investments for 150,000 shares.

Dealer Prospectus Delivery Obligation

“Until the date that is 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distribution, all of which the Company will pay, are as follows:

SEC Fee	$314.00
Legal and Professional Fees	$20,000.00
Accounting and auditing	$15,000.00
EDGAR Fees	$750.00
Transfer Agent fees	$500.00
Misc and Bank Charges	$0.00

TOTAL	$36,564.00

Item 14.   Indemnification of directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

Pursuant to the Revised Code of Washington Section 23B.08.320, the articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.  Pursuant to the Company’s Articles of Incorporation, as allowed by the Revised Code of Washington, the Company has chosen to limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the directors, for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

In addition to the above, pursuant to the Revised Code of Washington, Section 23B.08.520, the Company shall be required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Pursuant to the Revised Code of Washington Section 23B0.570, (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under RCW 23B.08.520, and is entitled to apply for court-ordered indemnification under RCW 23B.08.540, in each case to the same extent as a director; (2) The corporation may indemnify and advance expenses under RCW 23B.08.510 through 23B.08.560 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.  The Corporation has chosen to include the indemnification described in the Revised Code of Washington, Section 23B.08.570 for its officers, employees and agents as is stated in Article XIV of its Amended Articles of Incorporation.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 26, 2010, the Company issued to Neil Fallon 6.2 nonvoting shares and 1 voting share at a price per share of $0.001 as founder’s stock.  On October 11, 2011, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Neil Fallon 6,200 nonvoting shares and 1,000 voting shares as part of the recapitalization and stock exchange.  On December 31, 2012, Neil Fallon acquired an additional 500 nonvoting shares from a previous minority shareholder of the Company as part of a sale of his equity ownership.  On June 25, 2013, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Neil Fallon 5,520,000 shares of common stock and 225,000 shares of Series A Preferred Stock as part of the recapitalization and stock exchange. On December 31, 2013, the Company issued a total of 183,102 common shares to Neil Fallon pursuant to a conversion of $91,551.17 of debt owed, at a value of $0.50 per share.   The 183,102 shares were amended on March 1, 2014 to 169,639 common shares issued for the conversion of $84,819.68 of debt owed, rather than $91,551.17 of debt owed, at a price per share of $0.50, due to an error in the original outstanding debt calculation.

On September 8, 2010, the Company issued to Julie Anderson 0.9 nonvoting shares for a total purchase price of $50,000.  On October 11, 2011, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Julie Anderson 900 nonvoting shares as part of the recapitalization and stock exchange.  On December 31, 2012, the Company issued a total of 495 nonvoting shares and 115 voting shares to Julie Anderson pursuant to a conversion of $75,000 of debt owed. On December 31, 2012, Julie Anderson acquired an additional 500 nonvoting shares from a previous minority shareholder of the Company as part of a sale of his equity ownership.  On June 25, 2013, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Julie Anderson 1,600,000 shares of common stock and 25,000 shares of Series A Preferred Stock as part of the recapitalization and stock exchange.  On December 31, 2013, the Company issued a total of 131,236 common shares to Julie Anderson pursuant to a conversion of $65,618.13 of debt owed, at a value of $0.50 per share.

On November 11, 2010, the Company issued 0.9 nonvoting shares to Mark Meath for a total purchase price of $50,000.  On October 11, 2011, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Mark Meath 900 nonvoting shares as part of the recapitalization and stock exchange.  On June 25, 2013, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Mark Meath 720,000 shares of common stock as part of the recapitalization and stock exchange.  Mark Meath also acquired an additional 54,479 shares pursuant to a debt conversion of $27,239.70 at a price per share of $0.50.

On January 24, 2012, the Company issued 205 nonvoting shares to Steve Erickson for a total purchase price of $50,000.  On June 25, 2013, the Company amended its articles of incorporation to recapitalize its share structure, and issued to Steve Erickson 160,000 shares of common stock as part of the recapitalization and stock exchange.

On January 6, 2014, the Company issued 200,000 shares to DALA, LLC at a price of $0.50 per share for internet, social media, marketing and ecommerce services rendered.  DALA, LLC also acquired 200,000 shares as part of the Regulation D, Rule 506 offering.

 On September 17, 2013, the Company issued 990,000 shares to NUWA Group, LLC at a price per share of $0.15, and a warrant to purchase 1 million shares of common stock, exercisable at a price of $1.00 per share, as compensation for consulting and funding services pursuant to the Funding Agreement dated May 15, 2013 and filed as an Exhibit to this registration statement.

On January 6, 2014, the Company issued 375,000 shares to GRQ Consultants, Inc. at a price of $0.50 per share as compensation for management, business advisory and public relations services rendered.

On January 2, 2014, the Company issued 25,000 shares to Palladium Capital Advisors at a price of $0.50 per share as compensation for services rendered related to strategic business advice.

On January 6, 2014, the Company issued 50,000 shares to Stetson Capital Investments, Inc. at a price of $0.50 per share as compensation related to management consulting, business advisory and public relations services rendered.

On January 6, 2014, the Company issued 50,000 shares to Verge Consulting, LLC at a price of $0.50 per share as compensation related to management consulting, business advisory and public relations services rendered.

On January 24, 2014, the Company issued 200,000 shares to Melechdavid, Inc. at a price of $0.50 per share as compensation related to management consulting, business advisory and public relations services rendered.

On December 31, 2013, the Company issued 3,500 shares to Cara Chidley at a price of $0.50 per share as employee bonus compensation.

On December 31, 2013, the Company issued 5,000 shares to Amanda Johnson at a price of $0.50 per share as employee bonus compensation.

On December 31, 2013, the Company issued 5,000 shares to Skip Maden at a price of $0.50 per share as employee bonus compensation.

On December 31, 2013, the Company issued 5,000 shares to Dan Payson at a price of $0.50 per share as employee bonus compensation.

On December 31, 2013, the Company issued 5,000 shares to Nathan Shier at a price of $0.50 per share as employee bonus compensation.

On December 31, 2013, the Company issued 5,000 shares to Ryan Waterman at a price of $0.50 per share as employee bonus compensation.

On December 31, 2013, the Company issued 3,000 shares to Simon Majumdar at a price of $0.50 per share as compensation for services rendered related to the marketing of the Company’s products..

On December 31, 2013, the Company issued 3,000 shares to Brian Meredith at a price of $0.50 per share as compensation for services rendered related to the branding, marketing and label design for our products.

On December 31, 2013, the Company issued 5,000 shares to Mike Ryman at a price of $0.50 per share as compensation for services rendered related to community outreach and volunteer work in our brewery.

On December 31, 2013, the Company issued 2,000 shares to Patti Youngbluth at a price of $0.50 per share as compensation for marketing services rendered.

On February 13, 2014, the Company issued 150,000 shares to Verge Consulting, LLC at a price of $0.50 per share as compensation for additional management consulting, business advisory and public relations services rendered.

On February 21, 2014, the Company issued 150,000 shares to Stetson Capital Investments, Inc. at a price of $0.50 per share as compensation for additional management consulting, business advisory and public relations services rendered.

All of the above listed issuances, from April 26, 2010 through February 21, 2014, were issued in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act of 1933, and the securities bear a restrictive legend. The Company believes that the issuances constitute incidental issuances not related or pursuant to a combined plan or offering, and unrelated to the issuances of stock that took place from October 3, 2013 through January 22, 2014. The sales and issuances were made to people who were known to the company, who knew the company well, and who were aware of the operations of the Company.

From October 3, through January 22, 2014, the company sold 1,430,000 shares of its Common stock at a price of $0.50 per share pursuant to a  Regulation D, Rule 506 offering, which resulted in total proceeds of $715,000.  The shares were sold to fourteen accredited investors.  A Form D was filed with the Securities and Exchange Commission on September 26, 2013.

16.   Exhibits.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1.1*	Initial Articles of Incorporation 2010
3.1.2*	Amended Articles of Incorporation 2011
3.1.3*	Amended Articles of Incorporation Filing Receipt 2013
3.1.4*	Amended Articles of Incorporation 2013
3.2.1*	Initial Bylaws 2010
3.2.2*	Amended Bylaws 2013
4.1*	Certificate of Designation of Series A Preferred Stock
5.1	Opinion of Kenneth Bart, Bart and Associates LLC
10.1*	Form of Private Placement Memorandum and Subscription Agreement
10.2.1	Funding Agreement with NUWA Group, LLC
10.2.2	Amendment to Funding Agreement with NUWA Group, LLC
10.3	Employment Agreement with Master Brewer
23.1	Consent of Hartley Moore Accountancy Corporation for use of its Audited report
23.3	Consent of Counsel, Kenneth Bart, Bart and Associates LLC (See Exhibit 5.1)

* Filed with S-1 Registration Statement on February 3, 2014 and incorporated herein.

 Item 17.                      Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that ina primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant wil be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424, (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used to referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the iundersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)
Request for Acceleration of Effective Date of Filing of Registration Statement Becoming Effective Upon Filing.  Include the following if acceleration sis requested of the effective date of the registration statement pursuant to Rule 461 under the Securities Act, if a Form S-3 or Form F-3 will become effective upon filing with the Commission pursuant to Rule 462(e) or (f) under the Securities Act, or if the registration statement is filed on Form S-8, and: (1) Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or (2) The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and (3) The benefits of such indemnification are not waived by such persons: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense o any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Edmonds, Washington on March 7, 2014 .

American Brewing Company, Inc.

By:	/s/ Neil Fallon
Neil Fallon, Chief Executive Officer

By:	/s/ Julie Anderson
Julie Anderson, Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Neil Fallon	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	March 7, 2014
Neil Fallon	Title	Date

/s/ Julie Anderson	Vice President and Director	March 7, 2014
Julie Anderson	Title	Date